The

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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Magnolia Oil & Gas Corporation

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Message from our CEO

Dear Stockholders of Magnolia Oil & Gas Corporation,

On behalf of the Board of Directors and employees of Magnolia Oil & Gas Corporation (“Magnolia,” the “Company,” “we,” “our” and “us”), we cordially invite you to participate in our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 7, 2024, at 8:00 a.m. Central Time, via live webcast at www.virtualshareholdermeeting.com/MGY2024. The attached Notice of 2024 Annual Meeting of Stockholders and this proxy statement will serve as your guide to the business to be conducted during the Annual Meeting.

In terms of Magnolia’s performance in 2023, we entered the year faced with an industry environment in which costs for oilfield services and materials reflected the previous year’s higher commodity prices, not current prices. Our team took proactive measures to address this challenge with our supply chain and operations staff partnering with service providers and material vendors to better align costs within 2023’s lower commodity price environment. As a result, our total capital spending was 17 percent lower than our initial 2023 budget, and we generated additional free cash flow while achieving production growth of 9 percent. Moreover, production at our Giddings asset increased by 46 percent in 2023, while well costs at that asset declined by more than 20 percent from year-ago levels thanks to operating efficiencies and strong well performance.

Consistent with our commitment to enhance per share value over the long term, we returned 74 percent of the $413 million in free cash flow(1) we generated in 2023 to our stockholders in the form of share repurchases and dividends. We repurchased 9.6 million shares of Magnolia stock in 2023, reducing our diluted weighted average share count outstanding by 5 percent and increased our annual cash dividend by 15 percent. In addition, we completed a record $355 million of bolt-on oil and gas property acquisitions, enhancing our opportunity set and improving the overall value of the business. After all our activities, including capital expenditures, acquisitions, and the significant return of cash to stockholders, we ended the year with a substantial cash balance of $401 million and just $400 million of long term debt.

We remain focused on our priorities in the areas of safety, environmental stewardship, workforce diversity, stakeholder and community outreach, and corporate governance. In line with those priorities, we enhanced the disclosures in our 2023 Sustainability Report, providing statistics on our Scope 2 greenhouse gas emissions in 2022, new discussions and metrics related to reductions in diesel fuel consumption and associated emissions, our efforts to partner with vendors across our supply chain, and our commitment to respecting human rights. We also expanded reporting on our quantitative metrics to cover four full years of Magnolia’s performance on these measures, when available. These updates and enhancements further our commitment to keeping stakeholders informed about our efforts to develop oil and natural gas resources safely and responsibly.

I commend our team for their focus and performance in 2023. Their efforts helped us deliver another solid year of execution on Magnolia’s overall strategy and core principles, including disciplined capital spending, high operating margins, consistent free cash flow, and moderate production growth.

As we approach this year’s Annual Meeting, I want to remind you that your vote is important to Magnolia. We encourage you to sign and return your proxy card or vote by telephone or electronically over the Internet following the instructions on the Notice as soon as possible, so that your shares will be represented and voted at the Annual Meeting.

Thank you for being a stockholder and for the trust you have in Magnolia.

Sincerely,

Christopher G. Stavros
President and Chief Executive Officer
______________

Christopher G. Stavros President and Chief Executive Officer
(1) A reconciliation of free cash flow to the nearest GAAP measure is set forth in Annex A.

Forward-Looking Statements

This proxy statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts included or incorporated by reference in this proxy statement, including, without limitation, statements regarding Magnolia’s future financial position, business strategy, budgets, and plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” “continue,” the negative of such terms, and other similar terminology, although not all forward-looking statements contain such identifying words. Although Magnolia believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to have been correct.

Important factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to: (i) legislative, regulatory or policy changes, including those following any change in presidential administrations; (ii) the market prices of oil, natural gas, natural gas liquids (“NGLs”), and other products or services; (iii) the supply and demand for oil, natural gas, NGLs, and other products or services, including the impacts of actions taken by OPEC and other state-controlled oil companies; (iv) production and reserve levels; (v) the timing and extent of the Company’s success in discovering, developing, producing and estimating reserves; (vi) geopolitical and business conditions in key regions of the world; (vii) drilling risks; (viii) economic and competitive conditions; (ix) the availability of capital resources; (x) capital expenditures and other contractual obligations; (xi) weather conditions; (xii) inflation rates; (xiii) the availability of goods and services; (xiv) cyber attacks; (xv) the occurrence of property acquisitions and divestitures; (xvi) the integration of acquisitions; (xvii) the outcome of any legal proceedings that may be instituted against Magnolia; (xviii) the securities or capital markets and related risks such as general credit, liquidity, market and interest-rate risks; and (xix) other factors disclosed in our 2023 Form 10-K. All of Magnolia’s forward-looking information is subject to risks and uncertainties that could cause actual results to differ materially from the results expected. Although it is not possible to identify all factors, these risks and uncertainties including the risk factors and the timing of any of those risk factors are further discussed in the reports that we have filed with the Securities and Exchange Commission (“SEC”), including our 2023 Form 10-K.

Except as otherwise required by applicable law, Magnolia assumes no duty to update or revise its forward-looking statements based on changes in internal estimates or expectations, to reflect events or circumstances after the date of this proxy statement, or otherwise.

Notice of 2024 Annual Meeting of Stockholders

March 21, 2024

To the Stockholders of Magnolia Oil & Gas Corporation:

NOTICE IS HEREBY GIVEN that the Magnolia Oil & Gas Corporation (“Magnolia,” the “Company,” “we,” “our” or “us”) 2024 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Tuesday, May 7, 2024, at 8:00 a.m. Central Time. The Annual Meeting will be held in a virtual meeting format only, conducted via live webcast at www.virtualshareholdermeeting.com/MGY2024, which allows us to provide real-time communication and easy access for stockholders and to facilitate participation since stockholders can join from any location. The Annual Meeting is being held for the following purposes:

Proposal	Description	Board Recommendation
Proposal 1	To elect eight directors to serve on our Board of Directors for a one year term, commencing on the date of the Annual Meeting	FOR each nominee
Proposal 2	To approve an advisory, non-binding resolution regarding the compensation of Magnolia’s Named Executive Officers for 2023 (“say-on-pay vote”)	FOR
Proposal 3	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2024 fiscal year	FOR

We will also transact other business that may properly come before the Annual Meeting.

Voting

Only holders of record of Magnolia’s Class A Common Stock and Class B Common Stock at the close of business on March 8, 2024 (the “Record Date”) are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

It is important that your shares are represented at the Annual Meeting and voted in accordance with your wishes. Even if you plan to attend the virtual Annual Meeting, we urge you to vote in advance electronically over the Internet or by telephone or, if you receive paper proxy materials, by completing and returning the enclosed proxy card.

Internet	Phone	Mail

Go to www.proxyvote.com: You can use the Internet 24 hours a day to transmit your voting instructions. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the website and follow the instructions.

Call 1-800-690-6903: You can use any touchtone telephone. Have your proxy card in hand when you call and follow the instructions.

If you received a printed copy of the proxy materials, you may submit your vote by completing, signing, and dating your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

Notice of 2024 Annual Meeting of Stockholders

The Notice of Internet Availability of Proxy Materials for the 2024 Annual Meeting (the “Notice”), this proxy statement and the form of proxy card are first being sent or made available to stockholders on or about March 21, 2024, along with instructions on accessing our 2023 Form 10-K. The Notice, which will be mailed to most of our stockholders, provides instructions on how to access and review proxy materials over the Internet and submit proxies electronically. We believe the Notice process allows us to provide our stockholders with relevant information in a timely manner, while saving costs and reducing the environmental impact of our Annual Meeting. If you received the Notice and would instead prefer to receive a paper copy of the materials, you should follow the instructions for requesting such materials provided in the Notice.

We appreciate the confidence you have placed in us through your investment.

By order of the Board of Directors,

Timothy D. Yang
Executive Vice President, General Counsel, Corporate Secretary and Land

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 7, 2024

The Notice of Internet Availability of Proxy Materials for the 2024 Annual Meeting (the “Notice”), the proxy statement for the 2024 Annual Meeting of Stockholders of Magnolia Oil & Gas Corporation (the “Annual Meeting”) and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Form 10-K”) are available at: www.proxyvote.com.

You may vote electronically over the Internet using the instructions on the Notice, by telephone, or, if you received a paper copy of the proxy card, by signing and returning it in the envelope provided. You may revoke your proxy at any time before the Annual Meeting by following the instructions in this proxy statement. You may also attend the Annual Meeting virtually and vote on the Proposals when presented. You will need the 16-digit control number provided on your proxy card, voting instruction form, or Notice to vote at the Annual Meeting. See “Questions and Answers about the Annual Meeting” for information about voting by telephone or electronically over the Internet, how to revoke a proxy, and how to vote shares at the virtual Annual Meeting.

Proxy Statement Overview

The Board of Directors (the “Board”) of Magnolia Oil & Gas Corporation (“Magnolia,” the “Company,” “we,” “our” and “us”) is furnishing you this proxy statement in connection with the Company’s solicitation of proxies to be voted at our 2024 Annual Meeting of Stockholders, including any adjournment or postponement of that meeting (the “Annual Meeting”).

Details of the 2024 Annual Meeting of Stockholders

Date & Time Tuesday, May 7, 2024 8:00 a.m. Central Time	Live webcast at www.virtualshareholdermeeting.com/MGY2024

The proxy materials, including this proxy statement, the proxy card and the 2023 Form 10-K, are being distributed and made available on or about March 21, 2024, to our stockholders of record as of the close of business on March 8, 2024 (the “Record Date”). The proxy statement and the 2023 Form 10-K are available online at www.magnoliaoilgas.com/investors/filings/sec-filings, and our proxy materials may also be accessed at www.proxyvote.com.

Beginning 15 minutes prior to, and during, the virtual Annual Meeting, a complete list of our stockholders of record entitled to vote at the Annual Meeting will be available for viewing by stockholders for any purpose germane to the meeting at www.virtualshareholdermeeting.com/MGY2024. In addition, information on how to obtain access to this list of stockholders will be available during the ten days preceding the Annual Meeting on our website at www.magnoliaoilgas.com/investors. Stockholders requesting access to the list will be asked to provide the 16-digit control number found on their proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials for the 2024 Annual Meeting previously mailed or made available to stockholders entitled to vote at the Annual Meeting.

Summary Investment Highlights

High Quality Assets Positioned for Success	Positive Free Cash Flow and Leading Margins
■ Leading position in the Giddings area with low breakevens and substantial running room ■ Coveted position in the Karnes area in the core of the Eagle Ford	■ Generated substantial free cash flow since Magnolia’s inception ■ Strong margins through the commodity cycle

Multiple Levers of Growth	Strong Balance Sheet, Financial Flexibility & Conservative Financial Policy

■

Steady organic growth through proven drilling program while remaining well within cash flow (~55 percent of EBITDAX)

■

Clean balance sheet and strong free cash flow enable Magnolia to pursue accretive bolt-on acquisitions or buy back stock to improve per share metrics

■ Conservative leverage profile with only $400 million of total principal debt outstanding and zero net debt ■ Substantial liquidity of $851 million(1)

(1)	Liquidity is defined as cash plus availability under our revolving credit facility as of December 31, 2023.

Magnolia Oil & Gas	2	2024 Proxy Statement

Proxy Statement Overview

PROPOSAL 1 — Election of Directors	Election of the eight director nominees named in this proxy statement to serve on our Board for a one year term, commencing on the date of the Annual Meeting (See page 7 for more information)
THE BOARD RECOMMENDS THAT THE CLASS A AND CLASS B STOCKHOLDERS, VOTING AS A SINGLE CLASS, VOTE “FOR” EACH OF THE EIGHT DIRECTOR NOMINEES TO THE BOARD.

Director Nominees

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships
Christopher G. Stavros	60	September 2022	President and Chief Executive Officer of Magnolia	No
Dan F. Smith Chairman	77	May 2017	Former Chief Executive Officer of Lyondell Chemical Company	Yes	◾ Audit ◾ Compensation
Arcilia C. Acosta	58	May 2017	Chief Executive Officer of CARCON Industries & Construction and Southwestern Testing Laboratories (“STL Engineers”)	Yes	◾ Compensation ◾ Nominating & Governance (Chair)
Edward P. Djerejian	85	May 2017	Former U.S. Ambassador and Founding Director of Rice University’s Baker Institute for Public Policy	Yes	◾ Compensation (Chair) ◾ Nominating & Governance
David M. Khani	60	February 2024	Former Chief Financial Officer of EQT Corporation	Yes	◾ Audit
James R. Larson	74	July 2018	Former Chief Financial Officer of Anadarko Petroleum Corporation	Yes	◾ Audit (Chair) ◾ Nominating & Governance
Shandell M. Szabo	49	n/a	Former Vice President of U.S. Exploration and Onshore Exploration at Anadarko Petroleum Corporation	Yes
John B. Walker	78	July 2018	Executive Chairman of EnerVest, Ltd.	No

Board Composition

DIVERSITY	REFRESHMENT	INDEPENDENCE

Two female directors, one director who is Hispanic, and one director who is of Middle Eastern descent	Five or fewer years of tenure	Independent and an independent director serves as Chairman of the Board
_____________________
Determined as of March 21, 2024

Magnolia Oil & Gas	3	2024 Proxy Statement

Proxy Statement Overview

Governance and Sustainability

In line with our core value of integrity, Magnolia is committed to strong corporate governance principles and practices. Our Board of Directors manages and directs our business affairs in the best interests of our stakeholders, including our stockholders, with a focus on our long term health and success as an organization. We also continue to make progress on key sustainability measures, building on our track record in 2023 and beyond as we strive to develop oil and natural gas resources safely and responsibly. We plan to make data regarding our 2023 emissions available in our 2024 sustainability report, which we anticipate releasing in June 2024.

Environmental Highlights

■

Managing Greenhouse Gas Emissions: From 2019 to 2022, we reduced our Greenhouse Gas (GHG) intensity rate (our Scope 1 GHG emissions as a percentage of our gross operated production) by more than 9 percent.

■ Efforts to Minimize Flaring: From 2019 to 2022, we flared less than 1 percent of our total gross Magnolia operated production each year.

■

Reducing Methane and Volatile Organic Compounds (“VOC”) Emissions: In 2023, we further developed our efforts to reduce our direct methane emissions such as converting pneumatic control devices to instrument air.

■

Lessening Surface Impacts: We continue to make enhancements to our maintenance management program to drive spill reductions through streamlined incident reporting, improved investigative processes, and implementation of corrective actions.

■ Managing Drilling and Hydraulic Fracturing Operations Responsibly: We partner with a vendor to implement generator management systems to help our drilling teams reduce fuel consumption and emissions.
Social Highlights
■ Valuing Safety: In 2023, our full-time field employees each received an average of approximately 60 hours of safety training designed to enhance their skills.
■ Fostering Workforce Diversity: One of our key priorities is to hire the most qualified individuals while fostering workforce diversity.

■

Developing a Winning Team and an Ownership Culture: For 2023, Magnolia was recognized as a top workplace in the annual Houston Chronicle Top Workplaces survey, placing sixth among participating mid-sized companies in the greater Houston area based on employee feedback on workplace satisfaction in several areas.

■

Supporting Our Communities: We make a $1,000 donation annually on each employee’s behalf to the charitable organization of their choice, and in 2023 donated $194,000 to local and national non-profits.

Governance Highlights
■ Valuing Independence: An independent, non-executive director serves as Chairman of the Board. All Board committees are comprised entirely of independent directors.
■ Annual Director Elections: All of our directors are elected on an annual basis.

■

Promoting Strong Corporate Governance Practices: We regularly refresh our Board committee charters, Corporate Governance Guidelines, Code of Business Conduct and Ethics, and other governance documents.

■ Actively Engaging with Stockholders: During 2023, we met with stockholders representing more than 60 percent of Magnolia’s outstanding shares.

Magnolia Oil & Gas	4	2024 Proxy Statement

Proxy Statement Overview

PROPOSAL 2 — Say-on-Pay Vote	Approval of an advisory, non-binding resolution regarding the compensation of our Named Executive Officers for 2023 (See page 29 to read our Compensation Discussion and Analysis)
THE BOARD RECOMMENDS THAT THE CLASS A AND CLASS B STOCKHOLDERS, VOTING AS A SINGLE CLASS, VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.

Our Executive Compensation Practices

In furtherance of our strategic priorities, we have designed our incentive programs to primarily focus on metrics that lead to value creation, such as Operating Margin and Free Cash Flow Percentage goals, which collectively comprised 75 percent of our annual cash bonus awards in 2023, along with total stockholder return (“TSR”) and stock price appreciation metrics, which are used in connection with our long term equity-based compensation program. In addition, the table below highlights practices we follow to promote good governance and create further alignment with our stockholders:

What We Do	What We Don’t Do
A majority of our Named Executive Officers’ compensation is at risk	We do not have employment agreements
At least 50 percent of our Named Executive Officers’ long term equity-based compensation each year is subject to performance-based vesting conditions	We do not have single trigger equity award vesting upon a change in control (unless the successor company fails to assume the awards)

Payouts under our annual bonus program and our performance-based equity awards are capped at a maximum earning opportunity and payouts under our PSU awards are capped at target in the event our absolute TSR is negative

We do not allow hedging of our Common Stock or, without prior consent, pledging of Common Stock by our employees
We maintain a clawback policy that requires us to recoup certain incentive-based compensation in the event of certain financial restatements	We do not use overlapping performance metrics in our annual cash bonus program and our long term equity-based awards
We maintain stock ownership guidelines for executives and non-employee directors	We do not provide excise tax gross-ups
We use an independent compensation consultant	We do not provide excessive perquisites or other benefits
We conduct an annual say-on-pay vote	We do not have any defined benefit or supplemental executive retirement plans

Magnolia Oil & Gas	5	2024 Proxy Statement

Proxy Statement Overview

Executive Compensation Components

	Base Salary	Annual Bonus Program	Long Term Equity-Based Compensation
Purpose	Provide market competitive level of fixed compensation for the fundamental duties required of the position to attract and retain talent	Motivate and reward performance achievement against annual quantitative and qualitative performance metrics	Reward creation of long term stockholder value and achievements consistent with our long term business strategies Align Named Executive Officer compensation with changes in stockholder value
Named Executive Officer 2023 Target Pay Mix
	Base Salary	Annual Bonus Program	Long Term Equity-Based Compensation
CEO Target Pay Mix	13%	20%	Time-Based RSUs 33.5%	Performance Share Units (“PSUs”) 33.5%

Average of All Other Named Executive Officers (“NEOs’’) Target Pay Mix	19%	23%	Time-Based RSUs 29%	PSUs 29%

PROPOSAL 3 — Appointment of Independent Auditors	Ratification of our independent registered public accounting firm for the 2024 fiscal year (See page 64 for more information)
THE BOARD RECOMMENDS THAT THE CLASS A AND CLASS B STOCKHOLDERS, VOTING AS A SINGLE CLASS, VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.

The Audit Committee has appointed KPMG, which has been our independent audit firm since February 2017, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Magnolia Oil & Gas	6	2024 Proxy Statement

Proposal 1: Election of Directors

PROPOSAL 1 — Election of Directors

Holders of our Class A Common Stock and Class B Common Stock are being asked to elect the eight directors listed below to serve a one year term, commencing on the date of the Annual Meeting, and until their respective successors are duly elected and qualified, subject to each such director’s earlier death, resignation, retirement, disqualification, or removal.

THE BOARD RECOMMENDS THAT THE CLASS A AND CLASS B STOCKHOLDERS, VOTING AS A SINGLE CLASS, VOTE “FOR” EACH OF THE EIGHT DIRECTOR NOMINEES TO THE BOARD.

Information about Director Nominees

Based on recommendations from the Company’s Nominating and Corporate Governance Committee (the “Governance Committee”), the Board has nominated the eight individuals named below for election as directors at the Annual Meeting:

Christopher G. Stavros Age: 60 Director Since: September 2022

Christopher G. Stavros has served as our President and Chief Executive Officer and as a director since September 2022. Before to his appointment to those roles, Mr. Stavros was Magnolia’s Executive Vice President and Chief Financial Officer since July 2018. Prior to joining Magnolia, Mr. Stavros served as Senior Vice President and Chief Financial Officer of Occidental Petroleum Corporation, whose principal businesses consist of oil and gas, chemical, and midstream and marketing segments (“Occidental”). Mr. Stavros joined Occidental in 2005 and was named Chief Financial Officer in 2014, having previously served as Vice President, Investor Relations and Treasurer. Mr. Stavros retired from Occidental in May 2017. Prior to joining Occidental, Mr. Stavros was a Senior Analyst at UBS with coverage of the oil and gas sector. Mr. Stavros received his BSBA from Boston University and received his MBA from the University of Rochester.

Mr. Stavros is well-qualified to serve as a director due to his more than 30 years of experience in the energy and financial industries. As an executive officer of the Company since our Business Combination, Mr. Stavros is committed to the principles of the business model established when Magnolia was founded, and his in-depth understanding of Magnolia’s day-to-day operations provides an important perspective on the Board.

Dan F. Smith Independent Chairman Age: 77 Director Since: May 2017

Dan F. Smith is a retired Chief Executive Officer of Lyondell Chemical Company, which operated in the chemicals, polymers, and fuels business segments (“Lyondell”), and its wholly owned subsidiaries Millennium Chemicals Inc. and Equistar Chemicals, LP., a position he held from December 1996 until his retirement in December 2007. From June 2007 to December 2007, Mr. Smith was also Chairman of Lyondell. Mr. Smith began his career as an engineer with Atlantic Richfield Company in 1968. He was elected President of Lyondell in August 1994 and Chief Executive Officer in December 1996.

Mr. Smith has served as a director and Chairman of the Board of Orion Engineered Carbons, S.A. since 2014. During the past five years, Mr. Smith served on the boards of directors of Kraton Corp., where he was Chairman of the Board from 2008 until the company was sold in 2022, Nexeo Solutions, Inc., Northern Tier Energy GP LLC, and the general partner of Valerus Compression Services, L.P. (doing business as Axip Energy Services, L.P.). He also serves as a member of the College of Engineering Advisory Council at Lamar University. Mr. Smith is a graduate of Lamar University with a Bachelor of Science in chemical engineering.

Mr. Smith is well-qualified to serve as a director because of his significant directorship experience and broad experience in energy and energy-related sectors.

Magnolia Oil & Gas	7	2024 Proxy Statement

Proposal 1: Election of Directors

Arcilia C. Acosta Age: 58 Director Since: May 2017

Arcilia C. Acosta is the Chief Executive Officer of CARCON Industries & Construction (“CARCON”), a full-service construction firm, and she is also the founder and Chief Executive Officer of Southwestern Testing Laboratories (“STL Engineers”), a geotechnical engineering and construction materials testing firm. Both companies are based in Dallas, Texas, with the oil and gas division located in Midland, Texas, and have built notable projects at over 13 airports, transit agencies, and the Texas Departments of Transportation, Healthcare, and Higher Education, among others. CARCON and STL Engineers have been recognized for many awards in the construction and engineering fields, including articles in Engineering News Records and the Association of Building Contractors National Awards. In February 2020, Ms. Acosta was elected to the board of directors of Vistra Corporation, a retail electricity and power generation company located in 18 states across the United States and the District of Columbia. She has also served on the board of directors of Veritex Holdings, Inc. since January 2021. Ms. Acosta’s prior corporate board service includes ten years on the board of directors of Energy Future Holdings Corporation, six years on the board of directors of Legacy Texas Financial Group, N.A., and two years on the board of directors of ONE Gas, Inc.

In November 2022, Governor Greg Abbott appointed Ms. Acosta as one of three co-chairs of the 2023 Texas Inaugural Committee. In April 2021, Governor Abbott appointed Ms. Acosta to the Texas Tech University Board of Regents for a six-year term. Additionally, in March 2016, Governor Abbott appointed Ms. Acosta to the Texas Higher Education Coordinating Board, where she served a three-year term, and, in March 2020, Governor Abbott appointed her to the Strike Force to Open Texas for COVID-19. Ms. Acosta is one of 40 members from across the state appointed to this Special Advisory Council to Governor Abbott. Ms. Acosta’s civic board service also includes the Communities Foundation of Texas and the Dallas Citizens Council, where she was named chairman for a three-year term from 2023 until 2026, making her only the second woman to hold that position in the 84-year history of the organization. She is also a member of the National Women Energy Directors Network. Ms. Acosta has been named as one of the 100 Most Influential Latinas by Latino Leaders Magazine since 2020 and as one of the 500 Most Powerful Business Leaders in Dallas-Fort Worth by D CEO Magazine the past four years. Other notable recognitions include the 2021 U.S. Presidential Volunteer Service Award, the Junior Achievement Dallas Business Hall of Fame in 2022, and the Texas Woman’s University Virginia Chandler Dykes Leadership Award in 2022. Ms. Acosta received a Bachelor of Arts from Texas Tech University and completed the Harvard University Business School Corporate Governance Program. In September 2021, she was awarded the Excellence in Business Award from Texas Tech University Rawls School of Business honoring distinguished alumni.

Ms. Acosta is well-qualified to serve as a director because of her broad range of experience and directorships. With over 23 years of experience as a chief executive officer in the construction and engineering industries, Ms. Acosta excels as a high performing leader with the business acumen and analytical skills needed to drive transformation. She also has over 15 years of experience serving as a board member for publicly traded corporations.

Magnolia Oil & Gas	8	2024 Proxy Statement

Proposal 1: Election of Directors

Edward P. Djerejian Age: 85 Director Since: May 2017

Edward P. Djerejian served in the U.S. Foreign Service for eight presidents, from John F. Kennedy in 1962 to William J. Clinton in 1994. Prior to his nomination by President Clinton as U.S. ambassador to Israel, in which position he served from 1993 to 1994, he was assistant secretary of state for Near Eastern affairs in both the George H.W. Bush and the Clinton administrations from 1991 to 1993. He was the U.S. ambassador to the Syrian Arab Republic from 1988 to 1991. He also served as special assistant to President Ronald Reagan and deputy press secretary for foreign affairs in the White House from 1985 to 1986.

After his retirement from government service in 1994, he became founding director of Rice University’s Baker Institute for Public Policy, a premier nonpartisan public policy think tank, which he led for 28 years until June 2022. He was appointed a senior fellow at the Middle East Initiative at Harvard Kennedy School’s Belfer Center for Science and International Affairs in June 2022. He has been awarded the Presidential Distinguished Service Award, the Department of State’s Distinguished Honor Award, and numerous other honors, including the Ellis Island Medal of Honor and the Anti-Defamation League’s Moral Statesman Award. He is also a recipient of the Association of Rice Alumni’s Gold Medal and is a life member of the Baker Institute’s Board of Advisors. In 2011, Ambassador Djerejian was elected a fellow of the American Academy of Arts and Sciences. He has been a member of the Board of Trustees of the Carnegie Corporation of New York since 2011, where he has served as Vice Chairman and Chairman of the Audit Committee. Ambassador Djerejian previously served as a director of Occidental from 1996 to 2015, serving as Chairman of the Board from 2013 to 2015, and as a director of Baker Hughes Incorporated and Global Industries, Ltd., where he was Chairman of the Governance Committee. He has served on the board of directors of The Mexico Fund, Inc. since 2013. He holds a Bachelor of Science and a Doctor of Humane Letters, honoris causa, from Georgetown University, as well as a Doctor of Laws, honoris causa, from Middlebury College.

Ambassador Djerejian is well-qualified to serve as a director because of his significant directorship experience.

david m. khani Age: 60 Director Since: February 2024

David M. Khani served as Chief Financial Officer of EQT Corporation, a leading independent natural gas producer with an asset base in the core of the Appalachian Basin (“EQT Corp.”), from January 2020 until July 2023. Prior to joining EQT Corp., Mr. Khani served as the Executive Vice President and Chief Financial Officer of CONSOL Energy, an energy company whose businesses during his tenure included natural gas, exploration and production, and coal mining (“CONSOL”), from March 2013 to December 2019, and as Vice President, Finance at CONSOL from September 2011 to March 2013. In addition, Mr. Khani served as Chief Financial Officer and as a member of the board of directors of CNX Midstream Partners LLC (formerly, CONE Midstream LLC), a midstream affiliate of CONSOL and joint venture with Noble Energy (“CNX”), from September 2014 until January 2018; as a member of the board of directors of CNX Coal Resources, a coal mining affiliate of CONSOL, from July 2015 to August 2017; and as Chief Financial Officer and as a member of the board of directors of CONSOL Coal Resources, a coal mining affiliate of CONSOL, from August 2017 to December 2019. Before his time at CONSOL, Mr. Khani was a research director and senior managing director at FBR & Co., an investment banking and capital markets firm, from 1998 to 2011. He began his career as an equity research associate analyst at Prudential Financial, Inc., from 1995 to 1998, and at Lehman Brothers, Inc., from 1993 to 1995. He has been a chartered financial analyst (CFA) for 25 years. Mr. Khani holds a B.A. in biological sciences from State University of New York—Binghamton and a M.B.A. in corporate accounting and finance from the University of Rochester.

Ms. Khani has deep industry knowledge across the energy and natural resources spectrum, including exploration and production, power, midstream, oilfield services, and metals and mining. He also has significant experience in environmental, social, and governance (“ESG”) initiatives, as well as financial and capital markets expertise, that make him well-qualified to serve on Magnolia’s Board.

Magnolia Oil & Gas	9	2024 Proxy Statement

Proposal 1: Election of Directors

James R. Larson Age: 74 Director Since: July 2018

James R. Larson has served as an independent director of CSI Compressco GP LLC, and its predecessor CSI Compressco GP Inc., general partner of CSI Compressco L.P., a provider of compression services and equipment for natural gas and oil production, gathering, transportation, processing, and storage, and as Chairman of its Audit Committee since July 2011 and served as a member of its Conflicts Committee from April 2012 until January 2021 and as Chairman of its Conflicts Committee since August 2021. From September 2005 until his retirement on January 1, 2006, Mr. Larson served as senior vice president of Anadarko Petroleum Corporation, an independent exploration and production company (“Anadarko”). From December 2003 to September 2005, Mr. Larson served as Senior Vice President, Finance and Chief Financial Officer of Anadarko. From 2002 to 2003, Mr. Larson served as Senior Vice President, Finance of Anadarko, where he oversaw treasury, investor relations, internal audits, and acquisitions and divestitures. From 1995 to 2002, Mr. Larson served as Vice President and Controller of Anadarko, where he was responsible for accounting, financial reporting, budgeting, forecasting, and tax. Prior to that, he held various tax and financial positions within Anadarko after joining the company in 1981.

Mr. Larson is a current member of the American Institute of Certified Public Accountants, Financial Executives International, and the Tax Executives Institute. Mr. Larson also served on the board of directors of EV Management, LLC, the general partner of EV Energy GP, L.P., which is the former general partner of EV Energy Partners, L.P., from September 2006 until June 2018. He received his Bachelor of Business Administration from the University of Iowa.

Mr. Larson has over 40 years of experience in the oil and natural gas business and has served as Chief Financial Officer of a large independent oil and natural gas company. We believe that his knowledge of the industry, finance, and accounting makes him well-qualified to serve as a director.

ShANDELL M. SZABO Age: 49 Director Nominee

Shandell M. Szabo has served as an independent director of Talos Energy, Inc., an energy company focused on offshore oil and gas exploration and production (“Talos”), since February 2023, where she serves on the Compensation and Safety, Sustainability and Corporate Responsibility Committees and co-chairs the Technical Committee. Beginning in February 2020, Ms. Szabo served on the board of directors of EnVen Energy Corporation, which was a private operator of deepwater platforms in the Gulf of Mexico that was acquired by Talos in February 2023, and she served as Chair of the Risk Committee and a member of the Governance Committee until the acquisition. Prior to that, Ms. Szabo served nearly 20 years with Anadarko, until its acquisition by Occidental in August 2019, in various roles of steadily increasing responsibility throughout Anadarko’s U.S. onshore portfolio and deepwater Gulf of Mexico, including Vice President of U.S. Exploration from 2018 to 2019, Vice President of Onshore Exploration from 2016 to 2018, Director of Investor Relations from 2015 to 2016, General Manager of Development, Eaglebine/Base Assets from 2013 to 2015, Geoscience Development Manager, East Texas/North Louisiana from 2011 to 2013, and Regional Geology Manager, Gulf of Mexico Exploration from 2008 to 2010. She began her career at Exxon Mobil Corporation in 1998 in various subsurface and geoscience positions in basins in the U.S. onshore and Gulf of Mexico.

Ms. Szabo serves on the Montgomery County executive leadership team for the Leukemia and Lymphoma Society and also as the Chair of its Student Visionary of the Year Campaign. She is an Advisory Council member of the United Way of Greater Houston. Ms. Szabo received her Bachelor of Science from the University of Michigan and her Master of Science from Texas Christian University, both in Environmental Science with a concentration in Geology. She is a licensed professional geologist in the State of Texas.

Ms. Szabo is well-qualified to serve as a director because of her over 25 years of involvement in the oil and gas industry, including her geologic and technical background and her leadership experience in upstream operations, exploration and development, finance, and corporate communications.

Magnolia Oil & Gas	10	2024 Proxy Statement

Proposal 1: Election of Directors

John B. Walker Age: 78 Director Since: July 2018

John B. Walker is Executive Chairman of EnerVest, Ltd., an oil and natural gas company (“EnerVest”), a position he has held since December 2020. He previously served as EnerVest’s Chief Executive Officer since its formation in 1992. During his time on Wall Street, Mr. Walker was selected by Institutional Investor as an “All-American” energy analyst for six years in a row. In November 2007, Mr. Walker received the oil and gas industry’s highest honor, the Chief Roughneck Award. Mr. Walker served the Independent Petroleum Association of America (“IPAA”) as Chairman from 2003 to 2005. Mr. Walker previously served as Chairman of the Board of Stewards of Chapelwood United Methodist Church and Chairman of the board of directors of the Sam Houston Area Council of the Boy Scouts of America. During his time with the Boy Scouts of America, Mr. Walker received the Distinguished Eagle Award in May 2007 and the Silver Beaver Award in 2001. Mr. Walker is a member of the National Petroleum Council, where he currently serves as Chairman of the Nominating Committee, and the All-American Wildcatters. In November 2015, Mr. Walker was named as a National Finalist for the EY Entrepreneur of the Year. Mr. Walker was named Distinguished Alumni at Texas Tech University in 2004 and served on the Board of Regents of the Texas Tech University System from 2012 until 2023. Mr. Walker served on the board of directors of PetroLogistics LP from 2012 until 2014. Mr. Walker holds a Bachelor of Business Administration, with honors, from Texas Tech University and a Master of Business Administration, with distinction, from New York University.

Mr. Walker is well-qualified to serve as a director because of his broad range of experience in the energy industry and with EnerVest.

Vote Required and Board Recommendation

The director nominees will be elected by a plurality of the votes cast by holders of outstanding shares of Class A Common Stock and Class B Common Stock present in person or represented by proxy and entitled to vote thereon at the Annual Meeting, voting as a single class. Stockholders may not cumulate their votes with respect to the election of directors, and proxies cannot be voted for a greater number of individuals than the eight nominees named in this proxy statement. A properly-executed proxy marked “Withhold” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present. Broker non-votes also have no effect on the outcome of the vote on this Proposal.

THE BOARD RECOMMENDS THAT THE CLASS A AND CLASS B STOCKHOLDERS, VOTING AS A SINGLE CLASS, VOTE “FOR” EACH OF THE EIGHT DIRECTOR NOMINEES TO THE BOARD.

Magnolia Oil & Gas	11	2024 Proxy Statement

Corporate Governance

Role of the Board of Directors

We maintain a diverse Board made up of individuals with different professional experiences and backgrounds, including gender, race, ethnicity, age, and other factors. These individuals bring expertise in exploration and production, finance and accounting, public company leadership, government, academia, strategic planning, and operations to their positions on our Board.

The role of the Board is to provide oversight of management’s policies and strategies, with a commitment to enhancing stockholder value over the long term. The non-employee directors meet regularly without members of management present in executive session, which may include regular executive sessions of independent directors only. When the position of Chairman of the Board is not held by an independent director, the Lead Independent Director presides at executive sessions of the independent directors.

Members of the Board are expected to make every effort to attend the meetings of the Board and the committees upon which they serve. During the 2023 fiscal year, the Board held four meetings. All of our incumbent directors attended at least 90 percent of the aggregate of the total meetings of the Board and the committees on which they served during the 2023 fiscal year. Our Corporate Governance Guidelines provide that all directors are encouraged to attend our annual stockholder meetings, and six individuals who were members of our Board at the time attended our 2023 Annual Meeting of Stockholders.

Board Leadership Structure

The Board does not have a fixed policy regarding the separation of the offices of Chairman of the Board and Chief Executive Officer and believes that it should maintain the flexibility to select the Chairman of the Board and its leadership structure, from time to time, based on the criteria that it deems in the best interests of the Company and its stockholders. When the position of Chairman is not held by an independent director, a Lead Independent Director may be designated by the Board. The Board periodically reviews the leadership structure to determine whether it continues to best serve the Company and its stockholders.

Currently, the offices of Chairman of the Board and Chief Executive Officer are held by two separate individuals. Beginning September 21, 2022, Mr. Smith, an independent director, was appointed to serve as Chairman of the Board and Mr. Stavros was appointed as President and Chief Executive Officer and as a director. Given Mr. Smith’s extensive experience in corporate board leadership and the Company’s significant growth over the past five years, the Board has determined that separation of the offices of Chairman of the Board and Chief Executive Officer is in the best interests of the Company and its stockholders at this time.

Independence of Directors

Under the New York Stock Exchange (“NYSE”) listing rules, the Company is required to have a majority of independent directors serving on the Board. In making independence determinations, the Board observes all applicable requirements, including the corporate governance listing standards established by NYSE, and carefully considers all relevant facts and circumstances. To be considered independent, the Board must determine under applicable NYSE listing standards that a director does not have any direct or indirect “material” relationship with the Company. The Board has also adopted standards for determining whether a director is independent, which examine a variety of potential relationships between the director or the director’s immediate family members and the Company, its auditors, and certain other entities. These standards are located in the Company’s Corporate Governance Guidelines, which are available in the Sustainability—Corporate Governance section of our website at www.magnoliaoilgas.com.

The Board has determined that Mmes. Acosta, Busch and Szabo, Ambassador Djerejian, and Messrs. Khani, Larson and Smith are independent within the meaning of Section 303A.02 of the NYSE Listing Manual. Mr. Larson has historically been one of EnerVest’s director nominees, which was considered by the Board in its determination of Mr. Larson’s independence. EnerVest has not had any director nomination rights since 2022. Certain of our directors have from time to time been directors or executive officers at companies on whose board of directors other of our directors have served. There are no family relationships between any of the nominees for director or between any nominee and any executive officer of Magnolia.

Magnolia Oil & Gas	12	2024 Proxy Statement

Corporate Governance

Board Role in Risk Oversight

In its risk oversight role, the Board has the responsibility to oversee the Company’s risk management process to ensure its adequacy and that it is implemented properly by management. The Board meets regularly with senior management, including the executive officers, to discuss strategy and risks facing the Company. Senior management also attends Board meetings, as well as certain committee meetings, in order to review impacts to our operations, assess our progress on internal priorities, and address any questions or concerns raised by directors on risk management and any other matters, including but not limited to the regulation of emissions, our environmental commitments, climate-related risk, and the health and safety aspects of our business. The Board monitors these risks, including stakeholder concerns, to ensure that the Company responds accordingly.

The committees of the Board also assist the Board in fulfilling its oversight responsibilities in certain areas of risk as follows:

Audit Committee	Compensation Committee	Governance Committee
Assists the Board in fulfilling its oversight responsibilities with respect to management of major risk exposures, including in the areas of financial reporting and internal controls.	Develops compensation arrangements designed to attract and retain employees, while appropriately reflecting Company performance and aligning with stockholder interests.	Assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with the Board’s organization, membership and structure, and corporate governance.
Has general oversight over cybersecurity risks and management’s cybersecurity policies and practices.	Annually assesses whether the Company’s compensation policies and practices could lead to excessive risk-taking behavior by executives and employees.	Assesses the effect on the Board’s leadership structure of the Board’s role in the risk oversight of the Company.
Monitors and reviews the Company’s compliance with its Risk Management Policy relating to commodity hedging transactions.	Develops, in consultation with our Chief Executive Officer, the Company’s management succession plan.	Provides general oversight and recommendations to the Board regarding the Company’s ESG policies and practices.
Regularly reviews risk assessment reports provided by management.

All of the committees report back to the full Board as to the committees’ activities and matters discussed and reviewed at the committees’ meetings.

Commitment to Sustainability

At Magnolia, our mission is to build a winning company that safeguards workers and the environment, enhances careers, strengthens local communities, and increases value for all stakeholders. We believe we are well positioned to deliver sustained value for our investors while operating our business in a safe and environmentally responsible manner. We recognize that with growth comes increased responsibility to share information about our business and our priorities in the areas of environmental stewardship, safety, workforce diversity, community outreach, and corporate governance.

One important step in that process was the release of our inaugural sustainability report in 2021, followed by enhanced sustainability reports in 2022 and 2023. Our 2023 report added disclosure of our Scope 2 greenhouse gas emissions, as well as new discussions and metrics related to reduction in diesel fuel consumption and associated emissions, our efforts to partner with vendors across our supply chain, and our commitment to respecting human rights. We plan to continue to build on the report going forward to keep our stakeholders informed about our efforts to sustainably deliver value and responsibly develop oil and natural gas resources. Our 2023 sustainability report is available for download in the Sustainability—Sustainability Overview section of our website at www.magnoliaoilgas.com. The report is not incorporated

Magnolia Oil & Gas	13	2024 Proxy Statement

Corporate Governance

by reference into this proxy statement or considered to be part of this document. Highlights of our ESG practices generally include:

Environmental
Managing Greenhouse Gas Emissions

■

From 2019 to 2022, we reduced our Scope 1 Greenhouse Gas (GHG) intensity rate (our GHG emissions as a percentage of our gross operated production) by more than 9 percent since 2019. We plan to make data regarding our 2023 GHG intensity rate available in our 2024 sustainability report, which we anticipate releasing in June 2024.

Efforts to Minimize Flaring

■

From 2019 to 2022, we flared less than 1 percent of our total gross Magnolia operated production each year, and, over the same period, we have reduced our flaring intensity rate (the amount of gas flared as a percentage of our total production) within Magnolia operated assets by nearly 90 percent. We plan to make data regarding our 2023 flaring rate available in our 2024 sustainability report, which we anticipate releasing in June 2024.

Reducing Methane and Volatile Organic Compounds (“VOC”) Emissions

■

We have integrated Vapor Recovery Towers and Vapor Recovery Units into our tank battery designs to capture flash gas and tank vapors to minimize fugitive emissions from our storage tanks. We have adopted new blower technology where appropriate to further reduce our tank vapor emissions. We have also begun installing electric Vapor Recovery Units across our operations to replace units driven by natural gas that both reduce fuel consumption and improve runtime efficiency.

■

We use optical gas-imaging cameras to identify and eliminate natural gas leaks from our equipment. Magnolia’s in-house Leak Detection and Repair team surveys our facilities more frequently than required by regulations, allowing us to minimize the time to find and repair potential issues.

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In 2023, we continued to focus our efforts on methods to reduce our direct methane emissions such as converting pneumatic control devices to instrument air.

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Magnolia is a member of The Environmental Partnership of the American Petroleum Institute, which consists of oil and natural gas companies committed to improving the industry’s environmental performance, and participates in the Partnership’s Leak Detection and Repair Program to share best practices to identify and reduce fugitive emissions.

Lessening Surface Impacts

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Magnolia does not operate in any areas containing critical habitats, as designated by wildlife protection laws, or known to contain threatened, endangered, or migrating species.

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We use pad drilling to drill multiple wells from a single surface location, which helps reduce our physical footprint and minimize surface impacts, and allows us to produce hydrocarbons more efficiently.

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Magnolia continues to make enhancements to its maintenance management program to drive spill reductions through streamlined incident reporting, improved investigative processes, and the implementation of corrective actions.

Managing Drilling and Hydraulic Fracturing Operations Responsibly

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We do not routinely generate hazardous wastes in our operations that could pose a threat to land resources, wildlife, or residents nearby our facilities.

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99 percent of what we pump in our hydraulic fracturing operations is water. We do not use diesel or fluids containing benzene, toluene, ethylbenzene, or xylenes (BTEX) in the hydraulic fracturing process.

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After every fracturing operation, we work with our service providers to post publicly available information about the chemicals we use on the FracFocus website.

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We partner with a vendor to utilize generator management systems to help drilling teams on our sites reduce fuel consumption and emissions and extend equipment maintenance intervals. We also implemented engine standby controls on pumps used in our hydraulic fracturing operations to reduce idle time and the associated fuel consumption and emissions.

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We sourced all proppant we used in our 2023 Giddings fracturing operations from a sand mine operating in a local community.

Magnolia Oil & Gas	14	2024 Proxy Statement

Corporate Governance

Protecting Water Resources

■

Magnolia does not operate in areas where we have identified water scarcity as an issue. Before we begin any new development, we identify any streams, creek beds, or wetlands and take action required by regulation to protect those areas.

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We set protective casings to protect usable-quality aquifers where we operate. In all, we routinely install seven alternating layers of steel and cement to create an impermeable barrier between the wellbore and groundwater. Before hydraulic fracturing operations begin, we pressure test the well per industry best practices to ensure long term well integrity.

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Produced water is injected into intermediate-depth saltwater disposal wells. The volumes we inject into these wells are within permitted levels.

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We seal off inactive wellbores and actively monitor and assess the mechanical integrity of legacy inactive wells.

Social
Valuing Safety

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Our health, safety, environmental and regulatory (“HSER”) team is led by a seasoned industry executive who directs our work in process and field-based safety and regulatory relations, and we employ a HSER representative to our field organization who is tasked with supporting our drilling and completion operations.

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In order to support safe conditions for our contractors, we use Safety Coaches and mentorship programs to help train new-to-industry personnel, and we hold bi-weekly safety round-ups to raise awareness of recent industry safety incidents and encourage accountability across our drilling operations.

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The Magnolia Good Catch Program and Great Catch Awards recognize and reward employees who identify and submit potential safety or environmental issues before they arise. This program has been extended to our contract workforce in the form of the “Partner in Safety” program.

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We maintain field level and corporate emergency response and crisis communication plans, conduct drills to test those plans, and work to continuously improve incident response times.

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In 2023, Magnolia enhanced our Management of Change process to better assess and confirm that changes made to process equipment meet safety and regulatory requirements.

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As employees and as a company, we respect and support the protection and advancement of universally recognized human rights. Our employees are prohibited from engaging in any activity that is in any way linked to forced labor, modern slavery, or human trafficking.

Fostering Workforce Diversity

■

One of our key priorities is to hire the most qualified individuals while fostering workforce diversity. As of December 31, 2023:

o
24 percent of our total employee population was female and 30 percent identified as a member of a minority group, as defined by the U.S. Equal Employment Opportunity Commission.
o
At our headquarters in Houston, 39 percent of employees were female and 36 percent identified as a member of a minority group.
o
At our field offices in Giddings and Gillett combined, 5 percent of employees were female and 22 percent identified as a member of a minority group.
o
Within our officer team, three of our 13 officers were female and two of our 13 officers identified as a member of a minority group.

Magnolia Oil & Gas	15	2024 Proxy Statement

Corporate Governance

Developing a Winning Team and an Ownership Culture

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At Magnolia, all employees receive Company shares as part of their overall compensation. As owners, our employees use their diverse experience and expertise to create value for investors by growing our assets, generating free cash flow, maintaining financial flexibility and ensuring thoughtful capital allocation.

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For 2023, Magnolia was recognized as a top workplace in the Houston Chronicle Top Workplaces survey, placing sixth among participating mid-sized companies in the greater Houston area based on employee feedback on workplace satisfaction in several areas. It was our first year to participate in the survey.

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We provide several training initiatives focused on areas such as leadership development and computer skills, as well as our Magnolia Insights business education seminars designed to help our team better understand our business and the roles various groups within the Company play in executing our strategy. Our CyberStrong cybersecurity awareness program is designed to make our team aware of the cyberthreats we face as a company and provide them tools necessary to understand and counter cyberthreats.

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In 2023, we instituted our Think Like a Magnolia Owner CEO Award to recognize individuals or teams across the company who delivered projects or initiatives that generated stockholder value, improved company performance and/or resulted in increased efficiencies or cost reductions.

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Magnolia offers a workplace flexibility program designed to support its business operations while giving eligible employees flexibility to work where they can be most productive.

Supporting Our Communities

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We make a $1,000 donation annually on each employee’s behalf to the charitable organization of their choice, and in 2023 donated $194,000 to local and national non-profits, including a variety of health and human services organizations, faith-based groups, educational institutions, and charities providing services to children and young adults.

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As part of Magnolia’s Field Giving Program, our field operations teams make donations on our behalf to support volunteer fire departments, school districts, food banks, community scholarship funds, historic preservation organizations, and other non-profits in the areas where we operate. In 2023, our field teams donated more than $42,000 to 25 organizations.

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In 2023, over 95 percent of the new hires in our field locations came from the communities where they work or nearby locations and most continue to live in those communities.

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In 2023, we helped cover the cost of several road repairs in Lee and Washington Counties.

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In 2023, we fully transitioned our outsourced owner relations function to a dedicated in-house team of owner relations professionals in our Houston location.

Governance
Valuing Diversity and Independence

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Six of our eight Board members (or 75 percent of our Board) are independent. All members of our Board committees are independent directors.

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An independent, non-executive director serves as Chairman of the Board.

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Two of our directors are women. One of our three Board committees is chaired by a woman.

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One of our directors, Ms. Acosta, is Hispanic, and one of our directors, Mr. Khani, is of Middle Eastern descent.

Promoting Strong Corporate Governance Practices

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All of our directors are elected on an annual basis.

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We do not have any super-voting shares, meaning each share of our Class A and Class B Common Stock is entitled to one vote.

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We do not have a shareholder rights (poison pill) or similar plan.

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We regularly refresh our Board committee charters, Corporate Governance Guidelines, Code of Business Conduct and Ethics, and other governance documents.

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The Board and its committees conduct annual self-evaluations.

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We have adopted clawback, insider trading, anti-hedging, and anti-pledging policies and have implemented stock ownership guidelines for our officers and directors.

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We have an active stockholder engagement program. We recognize the importance of listening to and seeking feedback from our stakeholders as we make decisions about how we manage ESG risks and opportunities facing our business. During 2023, we met with stockholders representing more than 60 percent of Magnolia’s outstanding shares.

Magnolia Oil & Gas	16	2024 Proxy Statement

Corporate Governance

The duties and responsibilities of our Governance Committee pursuant to its charter include oversight over our ESG policies and practices. The Governance Committee meets at least twice per year to understand and monitor climate-related trends and issues, environmental and safety policies, potential ESG governance risks, legislative and regulatory developments, and social responsibility and safety matters. In addition, the Governance Committee oversees the preparation of our sustainability reports. We also have an ESG working group, consisting of select individuals across the Company, to manage our ESG initiatives and regularly report to the Governance Committee.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

We have adopted a Code of Business Conduct and Ethics applicable to the directors, officers, and employees of the Company and its subsidiaries. We have also adopted Corporate Governance Guidelines that address, among other things, director qualifications, responsibilities, and compensation, director access to officers, employees and advisors, and determinations regarding director independence. Copies of the Code of Business Conduct and Ethics and our Corporate Governance Guidelines are available in the Sustainability—Corporate Governance section of our website at www.magnoliaoilgas.com. We intend to disclose any amendments to, or waivers from, our Code of Business Conduct and Ethics that apply to senior executives by posting such information, if any, on the Company’s website.

Committees of the Board of Directors

Our Bylaws authorize the Board to appoint such committees as it deems advisable, with each committee having the authority to perform the duties determined by the Board. Each of the Board’s three standing committees reports to the Board and is comprised entirely of independent directors. The composition, duties, and responsibilities of these committees are set forth below.

Audit Committee
Members	Primary Responsibilities	Meetings in 2023
■ James R. Larson (Chair) ■ Angela M. Busch ■ David M. Khani ■ Dan F. Smith

The principal functions of the Audit Committee are detailed in the Audit Committee charter, which is available in the Sustainability—Corporate Governance section of the Company’s website at www.magnoliaoilgas.com, and include overseeing:

◾
Audits and the integrity of the Company’s financial statements;
◾
The Company’s processes relating to risk management and the conduct and systems of internal control over financial reporting and disclosure controls and procedures;
◾
The qualifications, engagement, compensation, independence, and performance of the Company’s independent auditor; and
◾
The performance of the Company’s internal audit function.
4

Under the NYSE listing standards and applicable SEC rules, the Company is required to have at least three members on the Audit Committee, all of whom must be independent. Currently, the Audit Committee consists of Messrs. Khani, Larson and Smith and Ms. Busch, with Mr. Larson serving as the chair. The Board has determined that Messrs. Khani, Larson and Smith and Ms. Busch qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. The Board has also determined that each of Messrs. Khani, Larson and Smith qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K.

Magnolia Oil & Gas	17	2024 Proxy Statement

Corporate Governance

Compensation Committee
Members	Primary Responsibilities	Meetings in 2023
■ Edward P. Djerejian (Chair) ■ Arcilia C. Acosta ■ Dan F. Smith	The principal functions of the Compensation Committee are detailed in the Compensation Committee charter, which is available in the Sustainability—Corporate Governance section of the Company’s website at www.magnoliaoilgas.com, and include: ◾ Determining and approving the compensation of executive officers; ◾ Reviewing and approving incentive compensation and equity compensation policies and programs; and ◾ Planning for Chief Executive Officer and management succession and guiding and overseeing management development.	2

For additional information regarding our processes and procedures for the consideration and determination of executive and director compensation, please see “Director Compensation” and “Compensation Discussion and Analysis” in this proxy statement. Subject to applicable laws and rules, the Compensation Committee may delegate its responsibilities to a subcommittee solely comprised of one or more members of the Compensation Committee or, with respect to the administration of the Company’s incentive compensation and equity-based compensation plans, to management.

Under the NYSE listing standards, the Company is required to have a Compensation Committee, all members of which must be independent. Currently, the Compensation Committee consists of Ms. Acosta, Ambassador Djerejian, and Mr. Smith, with Ambassador Djerejian serving as the chair. The Board has determined that Ms. Acosta, Ambassador Djerejian, and Mr. Smith qualify as independent directors according to applicable NYSE rules and regulations with respect to compensation committee membership and as non-employee directors for purposes of Rule 16b-3 of the Exchange Act.

Compensation Committee Interlocks and Insider Participation. For the 2023 fiscal year, the Compensation Committee consisted of Ms. Acosta, Ambassador Djerejian, and Mr. Smith. No member of the Compensation Committee is or has been an executive officer of Magnolia, was an employee of Magnolia during the last fiscal year or as of the date of this proxy statement, or is serving or has served as an executive officer of another entity at which an executive officer of Magnolia is a member of such entity’s compensation committee. During 2023, no executive officer of Magnolia served as a director of another entity that had an executive officer serving as a Magnolia director.

Magnolia Oil & Gas	18	2024 Proxy Statement

Corporate Governance

Nominating and Corporate Governance Committee
Members	Primary Responsibilities	Meetings in 2023
■ Arcilia C. Acosta (Chair) ■ Angela M. Busch ■ Edward P. Djerejian ■ James R. Larson

The principal functions of the Governance Committee are detailed in the Governance Committee charter, which is available in the Sustainability—Corporate Governance section of the Company’s website at www.magnoliaoilgas.com, and include:

◾
Identifying, screening, and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the Annual Meeting of Stockholders or to fill vacancies on the Board;
◾
Overseeing the Company’s Corporate Governance Guidelines and overall corporate governance practices and principles;
◾
Overseeing the annual self-evaluation of the Board, its committees, individual directors, and management, and monitoring compliance with the Company’s stock ownership guidelines for directors and executive officers; and
◾
Providing oversight and recommendations to the Board regarding the Company’s ESG policies and practices.
2

For additional information regarding the Board’s internal review process, please see “—Qualifications of Directors and Board Diversity” in this proxy statement.

Currently, the Governance Committee consists of Mmes. Acosta and Busch, Ambassador Djerejian, and Mr. Larson, with Ms. Acosta serving as the chair.

Process for the Selection of New Directors and Board Refreshment

Each year, the Board proposes a slate of director nominees to stockholders for election at the Annual Meeting of Stockholders. Directors are elected for a one year term.

In fulfilling its responsibility to oversee the selection of directors, the Governance Committee will consider persons identified by our stockholders, management, and others. The Governance Committee considers recommendations for Board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the Governance Committee, directors, and members of management. Stockholders may submit recommendations by providing the person’s name and appropriate background and biographical information in writing to the Governance Committee at Nine Greenway Plaza, Suite 1300, Houston, Texas 77046.

The Board is committed to thoughtful refreshment of the composition of the Board to ensure an effective and well-functioning Board. During 2023, the Board surveyed the skills and expertise of its existing members to identify where additional expertise on the Board would align with Magnolia’s current strategic objectives and evolving needs and expectations. With the support of its outside director search firm, Spencer Stuart, the Board:

◾	Appointed Mr. Khani as an independent, non-employee director to the Board, effective February 6, 2024. Mr. Khani has deep knowledge of the energy and natural resources industries, along with public company senior leadership and board of directors experience.
◾	Nominated Ms. Szabo as a new nominee for election to the Board this year at the Annual Meeting, to fill the open position created by Ms. Busch not standing for re-election. Ms. Szabo’s technical and geologic background brings added substantive oil and gas/E&P experience to Magnolia’s Board.

Since 2022, Magnolia has refreshed almost 40 percent of its Board in order to achieve the appropriate balance between maintaining longer-term directors with valuable institutional knowledge of the Company and adding directors who bring a diversity of perspectives and experiences.

Magnolia Oil & Gas	19	2024 Proxy Statement

Corporate Governance

Qualifications of Directors and Board Diversity

The Governance Committee is responsible for reviewing with the Board, on an annual basis, the composition of the Board and the appropriate criteria that directors are required to fulfill (including experience, qualifications, attributes, skills, and other characteristics) in the context of the current make-up of the Board and the needs of the Board given the circumstances of the Company. As part of this process, the Governance Committee considers director feedback provided through the annual self-evaluations of the Board and its committees, which consist of formal assessments by members of the performance of the Board and each standing committee for the year to ensure the Board and its committees are functioning effectively and to identify areas of potential improvement.

In identifying and screening director candidates, the Governance Committee considers whether the candidates fulfill the criteria for directors approved by the Board, including integrity, objectivity, independence, sound judgment, leadership, relevant experience, and courage. In addition, the Governance Committee believes that, in general, directors should be actively engaged in business, have an understanding of financial statements, corporate budgeting, and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business, and be willing to devote significant time to the oversight duties of the board of directors of a public company.

The Board considers diversity to be a relevant factor when evaluating director candidates so that the Board’s membership overall possesses the variety of knowledge and skills that will best support Magnolia’s governance and strategic needs. Pursuant to its charter, the Governance Committee will include diversity among the attributes it considers in its annual assessment of the appropriateness of the Board’s composition. Specifically, the Governance Committee considers how a candidate is able to promote a diversity of viewpoint or perspective based on the person’s education, background (including gender, race, ethnicity, age, and other factors), experience, and professional employment (for example, in relation to finance and accounting, operations, strategy, risk management, technical expertise, policy-making, etc.). In addition, after considering the qualifications, skills, and attributes possessed by the Board’s membership, the Governance Committee also considers whether there are any areas of expertise, requirements, or other characteristics that would enhance the make-up of the overall Board and its ability to effectively fulfill its oversight function in the best interests of our stockholders.

To further Magnolia’s commitment to diversity, the Governance Committee instructs any director search firm retained by the Governance Committee, and it so instructed Spencer Stuart as part of its engagement in 2023, to present a diverse pool of candidates, which may include women, minorities, and other candidates who are members of underrepresented communities. As a result of the Board’s refreshment initiative in 2023, our Board composition reflects increased diversity of viewpoint and perspective, with two new directors joining or being nominated to join the Board in 2024—Mr. Khani, who is of Middle Eastern descent, and Ms. Szabo, who is female. Since the closing of the Business Combination forming Magnolia in July 2018, we have had two directors who are women and one director who is Hispanic.

Communications with the Board

All stockholders and other interested parties who wish to contact the Board may send written correspondence to Magnolia Oil & Gas Corporation, Nine Greenway Plaza, Suite 1300, Houston, Texas 77046, Attention: Corporate Secretary or Chairman of the Board. Communications may be addressed to an individual director (including the Chairman of the Board), to the non-employee or independent directors as a group, or to the Board as a whole.

Magnolia Oil & Gas	20	2024 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding ownership of shares of voting securities of the Company, which consists of shares of Class A Common Stock and Class B Common Stock, as of March 8, 2024, by:

◾ Each person who is known by the Company to own beneficially more than 5 percent of the outstanding shares of any class of the Company’s voting securities;	◾ Each of the Company’s current Named Executive Officers and directors; and	◾ All current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over the security or has the right to acquire the security within 60 days, including options and warrants that are currently exercisable or exercisable within 60 days.

Beneficial Ownership Table

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting Common Stock beneficially owned by them. Unless otherwise indicated, the address of each person named in the table below is Nine Greenway Plaza, Suite 1300, Houston, Texas 77046. The beneficial ownership of voting securities of the Company is based on 182,423,389 shares of Class A Common Stock and 21,826,805 shares of Class B Common Stock, in each case, issued and outstanding as of March 8, 2024.

	Class A Common Stock		Class B Common Stock		Combined Voting Power
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Number	Percentage
Five Percent (5%) or Greater Stockholders
EnerVest, Ltd. (1)	8,296,077	4.6%	21,826,805	100.0%	30,122,882	14.8%
BlackRock, Inc. (2)	18,704,510	10.3%	—	—	18,704,510	9.2%
The Vanguard Group, Inc. (3)	17,801,055	9.8%	—	—	17,801,055	8.7%

First Trust Portfolios L.P. (4)	10,793,189	5.9%	—	—	10,793,189	5.3%
T. Rowe Price Investment Management, Inc. (5)	9,681,180	5.3%	—	—	9,681,180	4.7%
Directors, Nominees and Named Executive Officers (6)
Arcilia C. Acosta	132,626	*	—	—	132,626	*
Angela M. Busch	94,161	*	—	—	94,161	*
Edward P. Djerejian	114,121	*	—	—	114,121	*
David M. Khani	1,998	*	—	—	1,998	*
James R. Larson	76,671	*	—	—	76,671	*
Dan F. Smith	116,398	*	—	—	116,398	*
Shandell M. Szabo	—	*	—	—	—	*
John B. Walker (7)	8,905,198	4.9%	21,826,805	100.0%	30,732,003	15.1%
Christopher G. Stavros	592,738	*	—	—	592,738	*
Timothy D. Yang	523,208	*	—	—	523,208	*
Brian M. Corales	78,365	*	—	—	78,365	*
Steve F. Millican	253,345	*	—	—	253,345	*

All directors, nominees and executive officers, as a group (12 individuals) (8)	2,592,752	1.4%	—	—	2,592,752	1.3%

*	Less than 1 percent.

Magnolia Oil & Gas	21	2024 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

(1)	EnerVest may be deemed to have beneficial ownership of 8,296,077 shares of Class A Common Stock and 21,826,805 shares of Class B Common Stock. Such shares are held by EnerVest Energy Institutional Fund XIV-A, L.P., EnerVest Energy Institutional Fund XIV-2A, L.P., EnerVest Energy Institutional Fund XIV-3A, L.P., EnerVest Energy Institutional Fund XIV-WIC, L.P., EnerVest Energy Institutional Fund XIV-C, L.P. and EnerVest Energy Institutional Fund XIV-C-AIV, L.P. EnerVest has shared voting and dispositive power over these shares. EnerVest does not have sole voting or dispositive power over any shares. The business address of EnerVest is 1001 Fannin Street, Suite 800, Houston, Texas 77002. This information is based on EnerVest’s most recent Statement on Schedule 13D/A filed on November 8, 2022.
(2)	BlackRock, Inc. (“BlackRock”), in its capacity as a parent holding company or control person for various subsidiaries, may be deemed to beneficially own the indicated shares of Class A Common Stock. BlackRock has sole voting power over 17,374,394 shares of Class A Common Stock and sole dispositive power over 18,704,510 shares of Class A Common Stock. BlackRock does not have shared voting or shared dispositive power over any of the shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. BlackRock’s address is 50 Hudson Yards, New York, New York 10001. This information is based on BlackRock’s most recent Statement on Schedule 13G/A filed on January 8, 2024.
(3)	The Vanguard Group, Inc. (“Vanguard”), in its capacity as an investment adviser, may be deemed to beneficially own the indicated shares of Class A Common Stock. Vanguard has shared voting power over 314,066 shares of Class A Common Stock, sole dispositive power over 17,314,126 shares of Class A Common Stock, and shared dispositive power over 486,929 shares of Class A Common Stock. Vanguard does not have sole voting power over any of the shares. Vanguard’s clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information is based on Vanguard’s most recent Statement on Schedule 13G/A filed on February 13, 2024.
(4)	First Trust Portfolios L.P. (“First Trust Portfolios”), in its capacity as a broker or dealer registered under Section 15 of the Exchange Act, may be deemed to beneficially own the indicated shares of Class A Common Stock. This information is based on First Trust Portfolio’s most recent Statement on Schedule 13G filed jointly on January 10, 2024, with First Trust Advisors L.P., as an investment adviser (“First Trust Advisors”), and The Charger Corporation, as a parent holding company (“Charger” and, together with First Trust Portfolios and First Trust Advisors, “First Trust”). First Trust has shared voting power over 10,733,168 shares of Class A Common Stock and shared dispositive power over 10,793,189 shares of Class A Common Stock. First Trust does not have sole voting or sole dispositive power over any of the shares and disclaims beneficial ownership of the shares. First Trust’s address is 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187.
(5)	T. Rowe Price Investment Management, Inc. (“T. Rowe”), in its capacity as an investment adviser, may be deemed to beneficially own the indicated shares of Class A Common Stock. T. Rowe has sole voting power over 3,886,486 shares of Class A Common Stock and sole dispositive power over 9,681,180 shares of Class A Common Stock. T. Rowe does not have shared voting or shared dispositive power over any of the shares and does not have the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. T. Rowe’s address is 101 E. Pratt Street, Baltimore, Maryland 21201. This information is based on T. Rowe’s most recent Statement on Schedule 13G filed on February 14, 2024.
(6)	Does not include any shares of Class A Common Stock that are subject to outstanding restricted stock units (“RSUs”), performance share units (“PSUs”) or performance restricted stock units (“PRSUs”) previously granted to our directors or executive officers, except to the extent the directors and executive officers have the right to acquire any such shares within 60 days of March 8, 2024. The amounts reported for each of the non-employee directors include: (a) 7,517 RSUs for Mmes. Acosta and Busch, Ambassador Djerejian, and Messrs. Larson and Walker that are scheduled to vest on May 3, 2024; (b) 9,794 RSUs for Mr. Smith that are scheduled to vest on May 3, 2024; and (c) 1,998 RSUs for Mr. Khani that are scheduled to vest on May 6, 2024, the day preceding the Annual Meeting, in each case, subject to the director’s continued service through the specified date. In addition, the amounts reported for Mmes. Acosta and Busch include vested RSUs held in the nonqualified deferred compensation plan (11,555 for Ms. Acosta and 58,183 for Ms. Busch, which will be paid out in shares to Ms. Busch in connection with the end of her service on the Board in May 2024). Information regarding all outstanding RSU, PSU, and PRSU awards held by each director and executive officer as of December 31, 2023 may be found in the tables and accompanying footnotes in the sections entitled “Director Compensation—Director Compensation Table” and “Executive Compensation—Outstanding Equity Awards at 2023 Fiscal Year-End.”
(7)	Mr. Walker’s beneficial ownership is derived from his pecuniary interest in (a) with respect to Class A Common Stock, EnerVest Energy Institutional Fund XIV-C, L.P. (other than the 601,604 shares of Class A Common Stock and 7,517 RSUs held directly by Mr. Walker), and (b) with respect to Class B Common Stock, EnerVest Energy Institutional Fund XIV-A, L.P., EnerVest Energy Institutional Fund XIV-WIC, L.P., EnerVest Energy Institutional Fund XIV-2A, L.P., EnerVest Energy Institutional Fund XIV-3A, L.P., and EnerVest Energy Institutional Fund XIV-C-AIV, L.P. Mr. Walker disclaims beneficial ownership of the shares of Class A Common Stock and Class B Common Stock held by these entities, except to the extent of his pecuniary interest therein.

Magnolia Oil & Gas	22	2024 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

(8)	Does not include 8,296,077 shares of Class A Common Stock and 21,826,805 shares of Class B Common Stock owned by EnerVest Energy Institutional Fund XIV-C, L.P., EnerVest Energy Institutional Fund XIV-A, L.P., EnerVest Energy Institutional Fund XIV-WIC, L.P., EnerVest Energy Institutional Fund XIV-2A, L.P., EnerVest Energy Institutional Fund XIV-3A, L.P., and EnerVest Energy Institutional Fund XIV-C-AIV, L.P., as applicable. Mr. Walker has disclaimed beneficial ownership of such shares except to the extent of his pecuniary interest therein.

Magnolia Oil & Gas	23	2024 Proxy Statement

Certain Relationships and Related Party Transactions

Amended and Restated Limited Liability Company Agreement of Magnolia LLC

At the closing of our completed business combination on July 31, 2018 (the “Business Combination”), Magnolia along with Magnolia Oil & Gas Parent LLC (“Magnolia LLC”) and certain funds affiliated with EnerVest party thereto (the “EnerVest Members”) entered into Magnolia LLC’s amended and restated limited liability company agreement (the “Magnolia LLC Agreement”), which sets forth, among other things, the operations of Magnolia LLC and the rights and obligations of the holders of units in Magnolia LLC (“Magnolia LLC Units”).

Pursuant to the Magnolia LLC Agreement, the EnerVest Members have a redemption right, which entitles them to cause Magnolia LLC to redeem, from time to time, all or a portion of their Magnolia LLC Units (and a corresponding number of shares of Class B Common Stock) for, at Magnolia LLC’s option, either (i) newly issued shares of Class A Common Stock on a one-for-one basis (subject to customary adjustments, including for stock splits, stock dividends and reclassifications), or (ii) a cash payment equal to the product of (A) the number of shares of Class A Common Stock that would have been received in the redemption if the cash payment election had not been made, and (B) the average of the volume-weighted average price of a share of Class A Common Stock for the ten trading days prior to the date the EnerVest Members deliver a notice of redemption for each Magnolia LLC Unit redeemed. To date since the beginning of the 2023 fiscal year, the EnerVest Members have not redeemed any Magnolia LLC Units.

In connection with Magnolia’s declaration of cash dividends to date since the beginning of the 2023 fiscal year, as applicable: (i) on January 31, 2023, Magnolia LLC declared a cash distribution of $0.115 per Magnolia LLC Unit and $2.5 million was distributed to the EnerVest Members in the aggregate on March 1, 2023, (ii) on May 1, 2023, Magnolia LLC declared a cash distribution of $0.115 per Magnolia LLC Unit and $2.5 million was distributed to the EnerVest Members in the aggregate on June 1, 2023, (iii) on July 31, 2023, Magnolia LLC declared a cash distribution of $0.115 per Magnolia LLC Unit and $2.5 million was distributed to the EnerVest Members in the aggregate on September 1, 2023, (iv) on October 30, 2023, Magnolia LLC declared a cash distribution of $0.115 per Magnolia LLC Unit and $2.5 million was distributed to the EnerVest Members in the aggregate on December 1, 2023, and (v) on February 5, 2024, Magnolia LLC declared a cash distribution of $0.13 per Magnolia LLC Unit and $2.8 million was distributed to the EnerVest Members in the aggregate on March 1, 2024.

Upon entry into the Magnolia LLC Agreement, Magnolia became the sole managing member of Magnolia LLC. Since the closing of the Business Combination, Magnolia has operated its business through Magnolia LLC and its subsidiaries. As of March 8, 2024, Magnolia (and its subsidiary Magnolia Oil & Gas Holdings, LLC) owned approximately 89.3 percent of the interest in Magnolia LLC, and the noncontrolling interest was 10.7 percent.

Registration Rights Agreement

In connection with the closing of the Business Combination, Magnolia entered into a registration rights agreement (the “Registration Rights Agreement”) with certain funds affiliated with EnerVest, TPG Pace Energy Sponsor, LLC (“Sponsor”), and Magnolia’s independent directors prior to the Business Combination (including Ms. Acosta, Ambassador Djerejian, and Mr. Smith) (collectively, the “Holders”), pursuant to which the Company is obligated, subject to the terms thereof and in the manner contemplated thereby, to register for resale under the Securities Act all or any portion of the shares of Class A Common Stock that the Holders held as of July 31, 2018 and that they may have acquired or might acquire thereafter, including upon conversion, exchange, or redemption of any other security therefor.

Under the Registration Rights Agreement, the Holders also have “piggyback” registration rights that allow them to include the shares of Class A Common Stock that they own in certain registrations initiated by the Company or one or more selling security holders. Pursuant to the Registration Rights Agreement, the Company has filed and taken effective two registration statements on Form S-3, each of which registered, among other things, the offering by the Holders of the shares of Class A Common Stock included therein.

Related Person Transaction Policy

Magnolia has a written policy relating to the approval of related person transactions. A “related person transaction” is a transaction or arrangement or series of transactions or arrangements in which Magnolia participates (whether or not Magnolia is a party) and a related person has a direct or indirect material interest in such transaction.

Magnolia Oil & Gas	24	2024 Proxy Statement

Certain Relationships and Related Party Transactions

Any transaction that may be a related person transaction between the Company and (i) its directors, director nominees, or executive officers, (ii) any record or beneficial owner of greater than 5 percent of its Common Stock, or (iii) any immediate family member of any person specified in (i) or (ii), must be reported to the Audit Committee. The Audit Committee is responsible for reviewing all related person transactions and, where the Audit Committee determines that such transactions are in the Company’s best interests, approving such transactions in advance of any such transaction being given effect.

As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related person transaction, the Audit Committee shall, in its judgment, consider in light of the relevant facts and circumstances and the various factors enumerated in the policy, whether the transaction is, or is not, in the best interests of Magnolia.

Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. Magnolia’s policy also includes certain exceptions for transactions that need not be reported and provides the Audit Committee with the discretion to pre-approve certain transactions.

Magnolia Oil & Gas	25	2024 Proxy Statement

Director Compensation

Only our non-employee directors are compensated for serving as directors. Our President and Chief Executive Officer is the only member of our Board who is also an employee. All compensation received from us in 2023 by Mr. Stavros, our President and Chief Executive Officer, is included in the 2023 Summary Compensation Table.

Non-Employee Director Compensation Program

We believe that director compensation should be structured to attract and retain qualified directors. The Compensation Committee recommends to the Board for approval general principles for determining the form and amount of non-employee director compensation and, subject to such principles, evaluates annually the status of non-employee director compensation in relation to comparable U.S. companies (in terms of size, business sector, and other factors), and reports findings and recommendations to the Board for approval.

In early 2023, the Compensation Committee recommended to the Board for approval and the Board approved the increases reflected below, effective February 13, 2023, for the 2023 non-employee director compensation program, based on a review of the competitiveness of our non-employee director compensation program presented by the Compensation Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”). These adjustments position the Company near the market median of the 2023 Compensation Peer Group (described below under “Compensation Discussion and Analysis—Setting Executive Compensation—Compensation Peer Group”) and reflect the first increase in non-employee director compensation since 2019.

Compensation Element	2022	2023
Annual Cash Retainer	$50,000	$85,000
Annual Equity Retainer	$130,000	$165,000
Supplemental Retainer for Audit Committee Chair	$15,000	$20,000
Supplemental Retainer for Compensation Committee Chair	$10,000	$15,000
Supplemental Retainer for Governance Committee Chair	$10,000	$15,000

Supplemental Retainer for Audit Committee Members (other than the Audit Committee Chair)	$5,000	$5,000

Supplemental Retainer for Lead Independent Director (1)	$10,000	n/a
Supplemental Retainer for Non-Executive Chairman (1)	$25,000	$25,000
Supplemental Equity Retainer for Non-Executive Chairman (1)	n/a	$50,000
(1)	In September 2022, the Company replaced the Lead Independent Director role with the non-executive Chairman role.

The following discussion further describes the components of our non-employee director compensation program:

Cash Fees

The annual cash retainer and all supplemental retainers (other than the non-executive Chairman supplemental equity retainer) are paid in cash in substantially equal quarterly installments within ten days following the last day of each calendar quarter and are pro-rated for any partial calendar quarter in which a non-employee director serves on the Board or in a role to which a supplemental retainer applies, as applicable.

Reimbursement of Expenses

Each non-employee director is reimbursed for business-related travel and miscellaneous expenses to attend meetings and activities of the Board or its committees, subject to such substantiation requirements as the Company may require.

Equity Awards

Each non-employee director who is elected at an Annual Meeting of Stockholders receives an annual equity award in the form of restricted stock units (“RSUs”) granted under the Magnolia Oil & Gas Corporation Long Term Incentive Plan, as amended from time to time (the “Long Term Incentive Plan”). If a non-employee director first joins the Board other than at an Annual Meeting of Stockholders, the director will receive an initial equity award in the form of RSUs upon such non-employee director’s appointment to the Board, as applicable, pro-rated to reflect the period of time remaining in the Board term during which the appointment occurs.

Magnolia Oil & Gas	26	2024 Proxy Statement

Director Compensation

In determining the number of RSUs to grant in 2023, we divided the annual equity award target value of $165,000 by the 20-day average closing price of our Class A Common Stock up to and including May 2, 2023, the last trading day before our 2023 Annual Meeting of Stockholders. Based on this calculation, each non-employee director who was elected at the 2023 Annual Meeting of Stockholders received an annual equity award of 7,517 RSUs granted on May 3, 2023, except for our non-executive Chairman. Mr. Smith received an annual equity award at that time equal to 9,794 RSUs, which was comprised of his annual equity retainer and his supplemental equity retainer for services as non-executive Chairman.

The annual RSU awards generally vest in full and are settled in shares of our Class A Common Stock on the earlier to occur of (i) the first anniversary of the date of grant, and (ii) the day preceding the Company’s next Annual Meeting of Stockholders, in each case, subject to the non-employee director’s continued service on the Board and the other terms and conditions of the Long Term Incentive Plan and the applicable award agreement. If, in connection with or following a change in control, a non-employee director ceases to serve as a Board member or other service provider, the RSUs will vest in full. In the event of a change in control in which the successor company does not assume the RSUs, the RSUs will vest in full on the date of the change in control if the director has continued to provide services through that date.

Non-employee directors are eligible to participate in a nonqualified deferred compensation plan that gives them the option to defer the settlement date of RSUs until the earlier of (i) the date on which such non-employee director ceases to serve on the Board, or (ii) the consummation of a change in control of the Company. No above-market earnings are received on deferrals under the non-qualified deferred compensation plan. Ms. Acosta and Ms. Busch participate in the non-qualified deferred compensation plan.

The non-employee directors are eligible to receive dividend equivalents with respect to outstanding RSUs they hold that have not been forfeited or settled as of any dividend record date, which are generally paid in cash at the same time the Company pays such dividend to its stockholders. With respect to RSU awards granted prior to 2022, if a non-employee director elected to defer the settlement date of the underlying RSUs, then the non-employee director is instead credited with a number of whole or fractional additional RSUs equal to the aggregate value of the cash dividend equivalents the director would have received with respect to such deferred RSUs (including any additional RSUs previously credited on such deferred RSUs) held on any dividend record date, divided by the closing price of our Class A Common Stock on the dividend payment date. These additional RSUs are paid out at the time specified for the deferred RSUs. As of December 31, 2023, Ms. Acosta held 11,490 RSUs (including 490 additional RSUs credited as dividend equivalents) in the nonqualified deferred compensation plan, and Ms. Busch held 65,402 RSUs (including 2,242 additional RSUs credited as dividend equivalents and including the 7,517 unvested RSUs granted in 2023) in the nonqualified deferred compensation plan.

Stock Ownership Guidelines

Within five years of appointment to the Board, each non-employee director is required to hold shares of the Company with a fair market value equal to five times the non-employee director’s annual retainer amount. Shares directly beneficially owned and unvested time-based restricted stock and RSUs are counted towards satisfying the guideline. All of our non-employee directors are currently in compliance with the guideline.

Director Compensation Table

The following table contains information about our non-employee directors’ compensation for the 2023 fiscal year:

	Fees Earned
	or Paid	Stock
	in Cash	Awards	Total
Name	($)	($) (3)	($)
Arcilia C. Acosta	$95,222	$149,288	$244,510
Angela M. Busch (1)	$85,819	$149,288	$235,107
Edward P. Djerejian	$95,222	$149,288	$244,510
James R. Larson	$100,222	$149,288	$249,510
Dan F. Smith (2)	$108,021	$194,509	$302,530
John B. Walker	$80,819	$149,288	$230,107
(1)	Ms. Busch is not standing for re-election at the Annual Meeting, and vested deferred RSUs held by Ms. Busch in the nonqualified deferred compensation plan will be paid to her in shares in connection with the end of her service on the Board in May 2024 in accordance with the terms of the nonqualified deferred compensation plan.
(2)	Mr. Smith served as Lead Independent Director from May 3, 2022, the date of our 2022 Annual Meeting of Stockholders, until September 21, 2022, when he became non-executive Chairman of the Board. On October 27, 2022, the Board approved an additional $25,000 cash retainer for the non-executive Chairman, retroactive to

Magnolia Oil & Gas	27	2024 Proxy Statement

Director Compensation

September 21, 2022, in lieu of the $10,000 Lead Independent Director retainer. Mr. Smith was erroneously paid the Lead Independent Director retainer during the fourth quarter of 2022 resulting in an overpayment of $2,799, which amount was deducted from the cash fees paid to him in the first quarter of 2023.
(3)	Reflects the aggregate grant date fair value of the 2023 annual RSU awards granted to our non-employee directors, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), determined without regard to forfeitures, and does not reflect the actual value that may be recognized by each non-employee director. The grant date fair value of each 2023 annual RSU award was based on a per share price of $19.86, which was the closing price of our Class A Common Stock on May 3, 2023, the grant date of the awards. See also Note 13—Stock Based Compensation to our audited financial statements included in our 2023 Form 10-K, for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards. The 2023 annual RSU award granted to each non-employee director was comprised of 7,517 RSUs (9,794 RSUs for Mr. Smith), and, as of December 31, 2023, each non-employee director listed in the table above held 7,517 unvested RSUs (except Mr. Smith, who held 9,794 unvested RSUs). All such unvested RSUs are scheduled to vest on May 3, 2024, subject to the non-employee director’s continued service through such date. As of December 31, 2023, Ms. Acosta held 11,490 RSUs (including 490 additional RSUs credited as dividend equivalents) in the nonqualified deferred compensation plan, and Ms. Busch held 65,402 RSUs (including 2,242 additional RSUs credited as dividend equivalents and including the 7,517 unvested RSUs granted in 2023) in the nonqualified deferred compensation plan.

Magnolia Oil & Gas	28	2024 Proxy Statement

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis focuses on the compensation of our named executive officers (the “Named Executive Officers”) for the 2023 fiscal year, namely:

Christopher G. Stavros	President and Chief Executive Officer
Brian M. Corales	Senior Vice President and Chief Financial Officer
Timothy D. Yang	Executive Vice President, General Counsel, Corporate Secretary and Land
Steve F. Millican	Senior Vice President, Operations

Compensation Program Aligned with Best Practices and Business Strategy

We believe that our compensation program generally aligns with compensation best practices and market practice and effectively supports our ongoing business strategy.

our objective:	we accomplish this objective through:	Compensation design SUPPORTS BUSINESS OBJECTIVES:
Magnolia’s objective is to generate stock market value

■

Consistent organic production growth

■

High full-cycle operating margins

■

An efficient capital program with short economic paybacks

■

Significant free cash flow after capital expenditures

■

Effective reinvestment of free cash flow

■ Annual incentive bonus program design tied to Operating Margin and Free Cash Flow Percentage ■ Performance share unit (“PSU”) program tied to relative total stockholder return (“TSR”)

Magnolia’s business model prioritizes free cash flow, financial stability, and prudent and disciplined capital allocation, and is designed to withstand challenging environments.

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Compensation Discussion and Analysis

In furtherance of our strategic priorities, we have designed our incentive programs to primarily focus on metrics that lead to value creation, such as Operating Margin and Free Cash Flow Percentage goals, which collectively comprised 75 percent of our annual cash bonus awards in 2023, along with total stockholder return (“TSR”) and stock price appreciation metrics, which are used in connection with our long term equity-based compensation program. In addition, the table below highlights practices we follow to promote good governance and create further alignment with our stockholders:

What We Do	What We Don’t Do
A majority of our Named Executive Officers’ compensation is at risk	We do not have employment agreements
At least 50 percent of our Named Executive Officers’ long term equity-based compensation each year is subject to performance-based vesting conditions	We do not have single trigger equity award vesting upon a change in control (unless the successor company fails to assume the awards)

Payouts under our annual bonus program and our performance-based long term equity awards are capped at a maximum earning opportunity and payouts under our PSU awards are capped at target in the event our absolute TSR is negative

We do not allow hedging of our Common Stock or, without prior consent, pledging of Common Stock by our employees
We maintain a clawback policy that requires us to recoup certain incentive-based compensation in the event of certain financial restatements	We do not use overlapping performance metrics in our annual cash bonus program and our long term equity-based awards
We maintain stock ownership guidelines for executives and non-employee directors	We do not provide excise tax gross-ups
We use an independent compensation consultant	We do not provide excessive perquisites or other benefits
We conduct an annual say-on-pay vote	We do not have any defined benefit or supplemental executive retirement plans

Key Highlights and Impacts for 2023 Compensation

Magnolia had numerous accomplishments during 2023, which included another solid year of execution on Magnolia’s overall strategy and core principles, and our team took proactive measures to address the challenges created by the lower commodity price environment in 2023. Our supply chain and operations staff partnered with our service providers and material vendors to better align costs, which improved our margins and free cash flow generation. As a result of these actions, our total capital spending was 17 percent lower than our initial 2023 budget and we generated $413 million of free cash flow(1) while achieving production growth of 9 percent. We also used some of our excess balance sheet cash to make several bolt-on oil and gas property acquisitions during 2023, yet still ended the year with zero net debt. These properties improve the business and its overall durability by enhancing our high-margin resource opportunity set and allows us to apply our experience and skills from Giddings. Further, we continued to focus on and enhance our disclosures regarding our sustainability efforts in order to give our stakeholders a more comprehensive look at our priorities in the areas of safety, environmental stewardship, workforce diversity and development, stakeholder and community outreach, and corporate governance.

(1) A reconciliation of free cash flow to the nearest GAAP measure is set forth in Annex A.

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Compensation Discussion and Analysis

These accomplishments, along with our strong 2022 corporate performance, also guided our compensation-related actions for 2023:

2023 highlights	2023 compensation decisions
Grew and retained a high-quality workforce
◾
Effective March 5, 2023, we awarded market-aligned salary increases of approximately 4.5 percent to our workforce, with greater increases for a small number of special cases and promotions as needed.
◾
Our Named Executive Officers received 4 percent salary increases at that time, other than Mr. Millican, who received an 8.8 percent increase.
◾
We strive to maintain competitive pay levels across our organization and continued to focus in 2023 on employee experience and other components of total rewards, such as the implementation of our Executive Severance and Change in Control Plan and our broad-based Employee Severance Plan, to support our employee retention and attraction goals.

Performance results for the quantitative and qualitative performance metrics under our 2023 Bonus Program were strong
◾
Our two quantitative performance metrics—Operating Margin and Free Cash Flow Percentage—continued to collectively comprise 75 percent of our 2023 annual bonus awards, although the weighting was adjusted this year to create greater parity between the metrics. The Compensation Committee also revised the way it measured the Free Cash Flow Percentage metric for 2023, changing it from an “all or nothing” payout to instead allow for a range of performance and payout outcomes.
◾
For Operating Margin, results remained solid despite lower commodity prices, primarily due to cost reduction initiatives and operating efficiencies achieved in Giddings, and were near the maximum performance level, with a payout of 83 percent for this component.
◾
For Free Cash Flow Percentage, results exceeded the maximum performance level due to our team’s proactive engagement with vendors to reduce costs, achieving operational efficiencies, and our ability to grow our business while managing capital reinvestment, with a payout of 100 percent for this component.
◾
With respect to the 25 percent qualitative component, which is designed to focus the Named Executive Officers and other employees on specific individualized performance goals, the Compensation Committee determined that the Company achieved significant success in several areas attributable to the Named Executive Officers’ leadership and contributions.

A significant majority of compensation awarded in 2023 is aligned with stockholder interests through stock price and total stockholder returns
◾
50 percent of each Named Executive Officer’s long term equity-based compensation granted in 2023 was in the form of RSUs subject to three year ratable vesting to support sustaining and increasing stockholder value.
◾
The remaining 50 percent of each Named Executive Officer’s long term equity-based compensation granted in 2023 was in the form of PSUs subject to achievement of relative TSR goals and continued service requirements tied to a three year performance period, to provide additional alignment with stockholders.

The experience and expertise of Magnolia’s employees, including its Named Executive Officers, is critical to the Company’s ability to create value for Magnolia’s investors by growing the Company’s asset platform, generating substantial free cash flow, maintaining financial flexibility, and focusing on thoughtful capital allocation. We believe our executive compensation program continues to appropriately focus the Named Executive Officers and our other employees on the most important drivers of our business strategy and to be strongly aligned with our stockholders’ interests.

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Compensation Discussion and Analysis

Strong Stockholder Support for 2023 Say-On-Pay Vote

At the 2023 Annual Meeting of Stockholders, our stockholders were asked to approve, on an advisory basis, the compensation of our Named Executive Officers for 2022. Advisory votes in favor of our executive compensation program were cast by over 98 percent of the shares of our Common Stock counted as present and entitled to vote at the 2023 Annual Meeting of Stockholders. The Compensation Committee reviewed and considered the results of this “say-on-pay” vote when evaluating the compensation of the Named Executive Officers in 2023 and 2024, along with other insights gleaned from ongoing stockholder outreach activities.

Compensation Philosophy and Objectives

We have designed our compensation programs around the following objectives to reward performance that supports our long term strategy and achievement of our short term goals and, in turn, drive toward our overall objective of generating stock market value:

Compensation Objective	How We Accomplish this Objective
Be Competitive	■ We maintain market-competitive compensation programs in line with the compensation of similarly situated positions at companies in our Compensation Peer Group.
Pay for Performance

■

The majority of our executives’ compensation is in the form of variable, at-risk compensation.

■

Our 2023 annual bonus program is tied to specific Company financial objectives.

■

At least 50 percent of our Named Executive Officers’ long term equity-based compensation is subject to performance-based vesting conditions tied to stock price appreciation or relative TSR metrics.

Align with Stockholders’ Interests

■

Our 2023 annual bonus program primarily focuses on financial metrics we believe will lead to value creation and are strongly aligned with our business strategy.

■

We provide a significant portion of compensation in the form of long term equity-based awards.

■

Our PSU awards, including those granted in 2023, cap payouts at target level in the event that the Company’s absolute TSR is negative.

Setting Executive Compensation

Under its charter, the Compensation Committee administers and determines the parameters of our executive officer compensation program, including appropriate target levels and performance measures and the allocation between short term and long term compensation and cash and equity-based awards, in order to establish an overall compensation program it believes is appropriate for each Named Executive Officer. The Compensation Committee has primary authority for determining and approving incentive and equity-based compensation and our other executive compensation policies and practices to ensure adherence to our compensation philosophies and objectives. In making decisions, the Compensation Committee considers, among other factors:

◾	Individual and Company performance relating to each Named Executive Officer’s position at the Company;
◾	Alignment of Named Executive Officer compensation with short term and long term Company performance;
◾	Competitiveness of compensation with Compensation Peer Group (as defined below) companies, internal pay equity among individuals with similar expertise levels and experience, and the unique skill sets of the individual;
◾	Market demand for individuals with the Named Executive Officer’s specific expertise and experience;
◾	Data and analysis provided by the Compensation Committee’s independent compensation consultant;
◾	General industry compensation data; and
◾	The Named Executive Officer’s background, experience, and circumstances, including prior related work experience and training.

The Compensation Committee generally seeks to provide total compensation to our Named Executive Officers that is competitive with the total compensation provided to similarly situated officers at companies within our Compensation Peer Group. However, the Compensation Committee retains discretion to allow for individual adjustments based on factors and considerations specific to the individual. The Compensation Committee annually evaluates our Chief Executive Officer and is solely responsible for determining his compensation package.

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Compensation Discussion and Analysis

Each year, our Chief Executive Officer evaluates each of the other Named Executive Officers and makes compensation recommendations to the Compensation Committee considering input from FW Cook, performance against Company goals, and each Named Executive Officer’s individual performance and contributions to the Company.

Independent Compensation Consultant

Under its charter, the Compensation Committee has the sole discretion to retain or obtain advice from, oversee, and terminate any compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation, and oversight of any work of any such adviser retained by the Compensation Committee. The Compensation Committee has engaged FW Cook as its compensation consultant for evaluating executive officer compensation since 2018.

FW Cook regularly presents materials to the Compensation Committee regarding current trends on executive pay for public companies in the oil and gas space. FW Cook also provides peer group review and recommendations, benchmarking of Named Executive Officer and non-employee director compensation, and assessment of anticipated proxy advisory firm evaluations. FW Cook assists in the design of incentive and other compensation programs and provides ongoing support with respect to regulatory developments and other considerations that affect compensation and benefit programs generally, as requested by the Compensation Committee.

FW Cook reports exclusively to the Compensation Committee. The Compensation Committee most recently reviewed FW Cook’s independence in October 2023 and determined that there were no conflicts of interest as a result of this engagement. Specifically, the Compensation Committee determined that FW Cook was an independent adviser based on the factors outlined by NYSE.

The Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.

Compensation Peer Group

The Compensation Committee maintains a peer group comprised of companies that compete with us for executive talent (the “Compensation Peer Group”). The composition of the Compensation Peer Group is reviewed periodically.

In October 2022, the Compensation Committee asked FW Cook to review the Company’s Compensation Peer Group for continued appropriateness. FW Cook’s framework identifies companies in the E&P industry that are publicly traded on major U.S. stock exchanges and generally focuses on companies between one-fourth times and four times Magnolia’s size in market capitalization, revenue, total assets, enterprise value, and earnings before interest, taxes, depreciation, and amortization (“EBITDA”). When assessing the appropriateness of peers, market capitalization was used as the primary selection criteria. The screening framework then eliminated companies with unique business characteristics, such as ownership structure or operating model. Asset focus—for example, natural gas versus oil or offshore versus onshore—was not a limiting factor when selecting compensation peers as we believe companies across the E&P industry compete for similar executive talent and exhibit similar compensable factors.

Based on FW Cook’s screening process, the Compensation Committee adopted the Compensation Peer Group below for purposes of evaluating 2023 compensation (the “2023 Compensation Peer Group”) for the Named Executive Officers. The Company was positioned near the median of the 2023 Compensation Peer Group for market capitalization.

2023 Compensation Peer Group (1)
Callon Petroleum Company	Kosmos Energy Ltd.	Range Resources Corporation
Chord Energy Corporation	Matador Resources Company	SM Energy Company
Civitas Resources, Inc.	Murphy Oil Corporation	Talos Energy Inc.
CNX Resources Corporation	PDC Energy, Inc.	Vital Energy, Inc. (2)
Comstock Resources, Inc.	Permian Resources Corporation
(1)	Two companies were removed from the prior Compensation Peer Group established for 2022 compensation purposes due to being relatively outsized: (a) Cimarex Energy Co., which was acquired by Cabot Oil & Gas Corporation to form Coterra Energy Inc. in October 2021, and (b) Southwestern Energy Company.
(2)	In January 2023, Laredo Petroleum, Inc. changed its name and rebranded as Vital Energy, Inc.

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Compensation Discussion and Analysis

Key Components of our Compensation Policy

Total 2023 direct compensation received by our Named Executive Officers is comprised of the elements included in the chart below. Indirect compensation (such as retirement and health and welfare benefits) are discussed under “—2023 Compensation Decisions—Other Compensation—Other Benefits” below.

Compensation Element	Purpose	Description and Valuation
Base Salary	Provide market competitive level of fixed compensation for the fundamental duties required of the position to attract and retain talent

Provides a base level of financial security and compensates executive officers for their skills, capabilities, experience, and leadership

Reflects the responsibilities of the role, expected contributions to Company success, internal pay equity, and relative position to the market

Annual Cash Bonus Awards	Motivate and reward performance achievement against annual quantitative and qualitative performance metrics

For 2023, our annual cash bonus program was comprised of the following components:

◾
75 percent tied to quantitative performance metrics of Operating Margin (weighted 40 percent) and Free Cash Flow Percentage (weighted 35 percent), and
◾
25 percent tied to the Compensation Committee’s assessment of individual goal attainment on certain qualitative metrics

Each Named Executive Officer’s bonus is capped at 100 percent of the officer’s total annual bonus opportunity

Long Term Incentive Program ■ Time-based RSUs ■ PSUs ■ PRSUs	Reward creation of long term stockholder value and achievements consistent with our long term business strategies

Builds a consistent ownership stake in Magnolia that aligns the interests of executive officers and stockholders

◾
RSUs granted in 2023 have a three year continued service requirement for full vesting that provides a retention incentive
◾
PSUs granted in 2023 motivate improvement in stockholder value to further align executive and stockholder interests, with the number of shares ultimately received dependent upon our relative TSR performance over the three year performance period
◾
PRSUs granted in 2021 and 2022 were subject to a stock price appreciation performance-vesting condition and continued service vesting requirements, with approximately 50 percent of the PRSUs subject to three year annual ratable time-vesting and the remaining 50 percent of the PRSUs subject to three year cliff time-vesting

Align Named Executive Officer compensation with changes in stockholder value

Please see the “Proxy Statement Overview” section of this proxy statement for a breakdown of the target pay mix of our Named Executive Officers for 2023 among these key direct compensation components.

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Compensation Discussion and Analysis

2023 Compensation Decisions

Base Salary

The Compensation Committee reviews the base salary of each Named Executive Officer annually. For 2023, the Compensation Committee reviewed base salary data for similarly situated executives in the 2023 Compensation Peer Group and, in February 2023, approved new annual base salary rates for the Named Executive Officers, effective March 5, 2023. Taking into account data from various compensation surveys of general and energy industry practices and to aid in retention of the Company’s high-quality workforce, corporate salary increases of approximately 4.5 percent, on average, were approved for 2023 across the Company, with greater increases for a small number of special cases and promotions as needed. Magnolia believes that the 2023 base salary rates for the Named Executive Officers appropriately reflect Magnolia’s positioning and performance as compared to the 2023 Compensation Peer Group and current industry conditions, including the Company’s strong performance in 2022, wage growth, labor market conditions and inflationary pressures. Mr. Millican received an 8.8 percent base salary increase to more closely align his base salary rate to similarly situated executives in similar roles at companies in the 2023 Compensation Peer Group.

The 2023 base salary rates for the Named Executive Officers are as follows:

	2022 Base Salary	2023 Base Salary
Named Executive Officer	(As of December 31, 2022)	(Effective March 5, 2023)
Christopher G. Stavros	$700,000	$728,000
Brian M. Corales	$367,500	$382,200
Timothy D. Yang	$485,700	$505,200
Steve F. Millican	$367,500	$400,000

Annual Incentive Program

For 2023, our Named Executive Officers were eligible to earn cash bonus awards under the annual short term incentive program (the “2023 Bonus Program”) established by the Compensation Committee and administered pursuant to our Long Term Incentive Plan. FW Cook previously provided the Compensation Committee with an overview of developing incentive plan design trends within the oil and gas industry and a summary of peer group practices for annual incentive plan design, which informed the design of our 2023 Bonus Program. The awards under the 2023 Bonus Program are based upon the level of achievement across certain quantitative Company performance metrics, which emphasize Company financial performance and support our investor proposition, as well as a qualitative performance assessment by the Compensation Committee.

In February 2023, the Compensation Committee approved the potential bonus amounts, expressed as a percentage of base salary, that may be earned by each Named Executive Officer under the 2023 Bonus Program, referred to as the “maximum bonus goal percentage.” The maximum bonus goal percentage for each Named Executive Officer remained the same as in 2022. To calculate the total annual bonus opportunity, the 2023 maximum bonus goal percentages are applied to the base salary rates of the Named Executive Officers in effect as of December 31, 2023. The total annual bonus opportunity for each Named Executive Officer in the 2023 Bonus Program was as follows:

	Maximum Bonus	Total Annual
	Goal Percentage	Bonus Opportunity
Named Executive Officer	for 2023	(Dollar Amount)
Christopher G. Stavros	150%	$1,092,000
Brian M. Corales	110%	$420,420
Timothy D. Yang	125%	$631,500
Steve F. Millican	110%	$440,000

The maximum payout under the 2023 Bonus Program is equal to 100 percent of the total annual bonus opportunity for each Named Executive Officer, and the Compensation Committee aims to establish maximum performance objectives (described in greater detail in the tables below) that are sufficiently rigorous that the expected annual bonus pool funding will, on average, be less than 100 percent of the total annual bonus opportunity amount, with only the top performing employees expected to have an opportunity to earn the maximum.

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Compensation Discussion and Analysis

In February 2023, the Compensation Committee approved the performance metrics for the 2023 Bonus Program, which remained in the same as in 2022, as well as the weightings and minimum and maximum performance objectives for each metric, as follows:

Metric	Weighting	What It Is	Why We Use It
Quantitative Performance Metrics
Operating Margin

Operating income, as presented on the Company’s consolidated statement of operations, as a percentage of our total revenue, excluding the effects from non-recurring items as determined by the Compensation Committee

These quantitative metrics were selected to focus our Named Executive Officers on capital efficiency and returns to align with stockholder interests and our communicated strategic priorities
Free Cash Flow Percentage

Earnings before interest, taxes, depreciation, amortization, and exploration expense, adjusted for certain unusual or non-recurring items (“Adjusted EBITDAX”) (as reconciled to our public releases), minus drilling and completion capital (excluding leasehold and acquisition capital) as a percentage of Adjusted EBITDAX

Qualitative Performance Metrics
Individual Goal Assessment by the Compensation Committee

An assessment by the Compensation Committee of objectives with respect to key individual goals of importance to the Company, focusing on specific activities and contributions by the Named Executive Officer

This assessment focuses the Named Executive Officers on specific performance goals in order to promote the advancement of objectives related to our long term strategy and to increase stockholder value

The Compensation Committee adjusted the weightings of the two quantitative metrics for 2023—decreasing the weighting of the Operating Margin component from 50 percent to 40 percent and increasing the weighting of the Free Cash Flow Percentage component from 25 percent to 35 percent—in order to create more parity between these two metrics. The Compensation Committee monitors our performance against the quantitative objectives and discusses progress against those objectives at each committee meeting.

For each of the quantitative components (Operating Margin and Free Cash Flow Percentage), the 2023 Bonus Program included a range of performance outcomes between the specified minimum and maximum performance levels, which are generally based on the Company’s approved budget and operating plan for the year, along with a corresponding payout range. For the Free Cash Flow Percentage component, the Compensation Committee modified measurement of this metric for 2023, changing it from an “all or nothing” payout to instead allow for a range of performance and payout outcomes to align with the measurement of the Operating Margin metric. The specified performance levels and the corresponding payout range for each quantitative component for 2023 is set forth in the table below entitled “Performance Outcomes.”

The minimum specified performance level, which was 30 percent and 20 percent, respectively, for the Operating Margin component and Free Cash Flow Percentage component for 2023, reflects the level of performance the Compensation Committee believes must be met before any payout for each such metric is warranted. No amount is earned with respect to a quantitative component of the 2023 Bonus Program if the minimum performance level for that component is not obtained, and a minimum payment of 30 percent and 10 percent, respectively, of the potential payout amount attributable

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Compensation Discussion and Analysis

to the Operating Margin component and Free Cash Flow Percentage component for 2023 is earned if the performance actually attained meets or exceeds the respective minimum specified level.

The maximum specified performance level, which was set at 50 percent and 40 percent, respectively, for the Operating Margin component and Free Cash Flow Percentage component for 2023, challenges management to achieve exceptional performance. If the maximum specified outcome for a quantitative component is achieved or exceeded, then the maximum amount attributable to that component will be paid.

For actual performance outcomes falling within the performance level range for each of the quantitative components, the Compensation Committee determines the actual amount earned:

◾	For the Operating Margin component, using linear interpolation between the minimum and maximum potential payout amounts.
◾	For the Free Cash Flow Percentage component, using linear interpolation within specified payout brackets, which are described in the “Performance Outcomes” table below. These payout brackets are non-linear by design, resulting in a greater rate of penalty the further away results are from the maximum specified performance level, with linear interpolation applied within each bracket.

The individual performance portion of the 2023 Bonus Program focuses on objectives related to key individual goals of importance to the Company in order to further motivate Named Executive Officers to pursue value creation and our long term strategy. Because of the qualitative nature of these goals, success does not necessarily depend on achievement with respect to any particular factor; rather, success may be evaluated based on past norms, expectations, and responses to unanticipated obstacles or opportunities. This portion of the award, which continued to be weighted 25 percent, is intended to incentivize the Named Executive Officers to take proactive measures to achieve long and short term goals and create stockholder value, based on a wide range of considerations that may change over the course of the year, and highlights the importance of individual contributions towards the achievement of overall Company goals.

In February 2024, the Compensation Committee evaluated the Company’s performance on the pre-established quantitative and individual performance metrics for 2023 and made the following determinations with respect to Named Executive Officer awards:

Performance Outcomes
Metric	Weight	Specified Performance Levels and Payout Range	Maximum Weighted Outcome	Actual 2023 Result (1)	Funding Result	Weighted Score
Operating Margin	40%		0% to 40%	45%	82.5%	33%

Free Cash Flow Percentage	35%		0% to 35%	53%	100%	35%

Individual Goal Assessment	25%		0% to 25%	Significant Success	Up to 100%	Up to 25%
TOTAL	100%	—	—	—	—	Up to 93%
(1)	Please see “Pay Versus Performance” in this proxy statement for a discussion of the Compensation Committee’s determinations regarding Operating Margin results for 2023.

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Compensation Discussion and Analysis

In connection with performing the individual performance assessment for the Named Executive Officers, the Compensation Committee recognized that the Company achieved significant success in a number of areas, including:

◾	We substantially improved the business through completion of a record amount of bolt-on oil and gas property acquisitions totaling $355 million.
◾	We achieved year-over-year total production growth of 9 percent.
◾	In Giddings, we made meaningful improvements in our operating efficiencies, including reductions in our average days to drill a well and increases in our average stimulation stages per day.
◾	Operational efficiency gains, coupled with vendor cost reduction activities, resulted in an approximately 15 percent decrease in well costs throughout the year, allowing us to reduce our capital investment by $80 million from our original budget while still delivering on our production targets.
◾	We increased our annual cash dividend by 15 percent, supported by executing on our business plan and strategy.
◾	We repurchased 9.6 million shares during 2023, reducing our diluted weighted average share courts outstanding by 5 percent.
◾	We returned $305 million to our stockholders during 2023—or 74 percent of our total free cash flow(1)—including $98 million in the form of cash dividends and $207 million through share repurchases.
◾	We substantially improved our sustainability reporting through increasing organizational involvement and providing additional disclosures on Scope 2 GHG emissions, our efforts to safeguard the environment, improvements in training and safety efforts, and developments in our workforce composition.
(1)	A reconciliation of free cash flow to the nearest GAAP measure is set forth in Annex A. Full year 2023 return to stockholders includes $207.0 million of share repurchases, $87.8 million of dividends to Class A stockholders, and $10.0 million of distributions to Class B stockholders, divided by the annual free cash flow.

After assessing the Named Executive Officers’ respective leadership and contributions in these areas, the Compensation Committee determined that it was appropriate to certify the following payout amounts for each Named Executive Officer under the 2023 Bonus Program:

	Stavros	Corales	Yang	Millican
Qualitative Individual Goal Assessment (Weighted Score)	25%	25%	25%	19%
Quantitative Metrics (Weighted Score)	68%	68%	68%	68%
Total Funding Result	93%	93%	93%	87%

The Compensation Committee ultimately approved payouts under the 2023 Bonus Program equal to each Named Executive Officer’s total annual bonus opportunity multiplied by the “Total Funding Result” specified for that officer in the table above. The actual amounts paid to our Named Executive Officers with respect to the 2023 Bonus Program are disclosed in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column for 2023.

The Compensation Committee also awarded an additional discretionary cash bonus of $25,300 to Mr. Yang, which was paid to him in March 2024 and is reported in the “Bonus” column of the Summary Compensation Table for 2023, to recognize his leadership and guidance in the Company’s acquisition activity during the year. The Compensation Committee believes that this award, which is equal to approximately 4 percent of Mr. Yang’s total annual bonus opportunity under the 2023 Bonus Program, was necessary and appropriate to acknowledge his important role in these commercial value-added transactions.

Long Term Equity-Based Compensation

The Company maintains the Long Term Incentive Plan, which allows us to grant equity-based awards to employees and directors. Each February, we grant our Named Executive Officers long term equity-based incentive awards under the Long Term Incentive Plan. The Compensation Committee determines the amount of these awards, as well as the mix of time- and performance-based awards.

For a discussion of the treatment of outstanding long term equity-based incentive awards in the event of an officer’s termination of employment or the occurrence of a change in control, please see “Executive Compensation—Potential Payments Upon Termination or a Change of Control.”

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Compensation Discussion and Analysis

Equity Awards Granted in 2023

In February 2023, the Compensation Committee adopted certain changes to the design of the Company’s annual long term equity-based compensation awards for the 2023 fiscal year, with approximately 50 percent of such awards granted to the Named Executive Officers in the form of time-based RSUs vesting pro-rata over three years, and approximately 50 percent of such awards to the Named Executive Officers in the form of PSUs that are subject to a relative TSR performance metric. The awards granted to our Named Executive Officers in 2023 are set forth in the following table:

			2023 Annual Long Term Equity-Based Awards (3)
	Annual LTI Target	Annual LTI
	(% of Base	Amount	RSUs	PSUs
Named Executive Officer	Salary) (1)	(Dollar Value) (2)		(Target Number)
Christopher G. Stavros	n/a	$3,600,000	77,319	77,319
Brian M. Corales	275%	$1,051,050	22,574	22,574
Timothy D. Yang	325%	$1,641,900	35,264	35,264
Steve F. Millican	275%	$1,100,000	23,625	23,625
(1)	The Compensation Committee reviewed long term incentive award data for similarly situated executives in the 2023 Compensation Peer Group and determined not to make any changes to the “Annual LTI Target” percentages for Mr. Yang or Mr. Millican for 2023. In October 2022, in connection with their respective promotions, the Compensation Committee approved (a) for Mr. Stavros, a target award in the specified dollar amount above; his prior “Annual LTIP Target” percentage had been 400 percent, and (b) for Mr. Corales, an increase in his “Annual LTI Target” percentage from 100 percent to 275 percent.
(2)	Except in the case of Mr. Stavros, this amount was determined by multiplying the “Annual LTI Target” percentage and the Named Executive Officer’s base salary rate in effect on March 5, 2023.
(3)	The amount awarded to each Named Executive Officer was determined by dividing the officer’s “Annual LTI Amount” by $23.28, which was the 20 day average closing price of our Class A Common Stock for the period ending February 10, 2023, to calculate a target number of shares. Each Named Executive Officer then received an equal number of RSUs and PSUs.

The Compensation Committee believes that RSU awards subject to solely time-based vesting conditions support sustaining and increasing stockholder value. During 2023, the Company granted RSUs to all Company employees, including the Named Executive Officers, to drive an ownership mentality, with every employee receiving at least 1,000 RSUs. Subject to continued service with us, the 2023 RSUs will vest in three substantially equal annual installments commencing on the first anniversary of the March 1, 2023 vesting commencement date. If the vesting conditions are satisfied, then settlement in the form of our Class A Common Stock will occur within 60 days following the vesting date.

The Compensation Committee believes that PSU awards subject to achievement of a relative TSR metric provide additional alignment between the interests of management and stockholders and motivate management to enhance Company performance. Each 2023 PSU, to the extent earned, represents a contingent right to receive a share of Class A Common Stock, and the officer may earn between 0 percent and 150 percent of the target number of PSUs awarded, based on the Company’s TSR relative to a peer group of companies (the “TSR Peer Group”) over a three year performance period commencing January 1, 2023 and ending December 31, 2025. In addition to the TSR conditions, vesting of the PSUs is subject to the officer’s continued employment through the date of settlement of the PSUs (which occurs within 60 days following the conclusion of the performance period).

The TSR Peer Group is comprised of oil and gas exploration and production companies with a market capitalization between $1.0 billion and $10.0 billion. Because Magnolia’s combination of size, capital structure, operational footprint, and business characteristics are unique to the industry, the Compensation Committee carefully considered, for each potential peer company, the individual characteristics that investors use to categorize their investments—such as market capitalization, enterprise value, debt levels, amount of production, and production mix—and sought to create a peer group

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Compensation Discussion and Analysis

that on average looks similar to Magnolia. Based on this evaluation, the following companies comprise the 2023 TSR Peer Group:

2023 TSR Peer Group
APA Corporation	Devon Energy Corporation	Murphy Oil Corporation
Chord Energy Corporation	EOG Resources, Inc.	PDC Energy, Inc. (1)
Civitas Resources, Inc.	Kosmos Energy Ltd.	Range Resources Corporation
CNX Resources Corporation	Marathon Oil Corporation	SM Energy Company
Coterra Energy Inc.	Matador Resources Company	Talos Energy Inc.
(1)	In August 2023, Chevron Corp. completed its purchase of PDC Energy, Inc. (“PDC”) in an all stock transaction, which resulted in the removal of PDC from the TSR Peer Group.

In the event of a merger or other business combination of two peer group members, the surviving, resulting or successor entity will continue to be treated as a member of the TSR Peer Group, provided the common stock or similar equity security of such company is listed or traded on a national securities exchange through the last day of the performance period. In addition, if a peer group company is acquired by or becomes a private company, (1) during the first year of the performance period, the company is removed from the TSR Peer Group, or (2) on or after the first anniversary of the performance period commencement date, the company’s TSR is measured as of the date of consummation of such acquisition. If a peer group company files for bankruptcy, liquidates due to insolvency, or is delisted, the company’s TSR is deemed to be negative 100 percent and, if multiple peer group companies file for bankruptcy, liquidate, or are delisted during the performance period, such members will be ranked in the order of when such event occurs, with earlier bankruptcies, liquidations, and delistings ranking lower than later ones.

TSR is calculated as the change in stock price plus dividends over the performance period, assuming that the dividends were reinvested in the applicable company. At the end of the performance period, the companies in the TSR Peer Group, including the Company, will be arranged by their respective TSRs to determine relative TSR. Payout of the PSU awards is determined in accordance with the following schedule:

	Relative TSR Performance	Earned PSUs
Level	(Percentile Rank v. Peers)	(% of Target)
< Threshold	< 30th percentile	0%
Threshold	30th percentile	50%
Target	50th percentile	100%
Maximum	≥ 80th percentile	150%

The percentage of the target number of PSUs that become earned PSUs for performance between threshold, target and maximum achievement levels will be calculated using linear interpolation. If the Company’s absolute TSR at the end of the performance period is negative, then the ultimate payout of the PSUs will be capped at target level, regardless of the Company’s actual percentile ranking for the performance period.

Performance of Outstanding PSUs

With respect to the PSUs previously awarded in 2020, on February 13, 2023, the Compensation Committee certified that our performance over the performance period commencing January 1, 2020 and ending December 31, 2022 placed us in the 52nd percentile as compared to the 2020 TSR Peer Group, resulting in 104.66 percent of the target award being earned as of December 31, 2022. The earned 2020 PSUs were paid to the Named Executive Officers in shares of our Class A Common Stock on February 13, 2023, subject to the Named Executive Officers’ continued employment through that date.

Other Compensation

Severance and Change in Control Benefits

We have not entered into any employment agreements with our Named Executive Officers and, prior to fiscal year 2023, we had no severance or change in control arrangements with our Named Executive Officers other than accelerated vesting provided in certain specified circumstances under the award agreements governing outstanding long term equity-based incentive awards.

Effective August 1, 2023, the Board adopted both a severance and change in control plan for officers of the Company at the VP level and above, called the Magnolia Oil & Gas Corporation Executive Severance and Change in Control Plan (the “Executive Severance Plan”), and a broad-based severance plan for all other full-time employees of the Company. The Board believes that the plans are a valuable addition to the Company’s comprehensive compensation and benefits

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Compensation Discussion and Analysis

package and will help maintain a dedicated and cohesive workforce by mitigating uncertainty. The Board also believes that the Executive Severance Plan helps us to maintain market-competitive compensation and benefits for our management team, as a majority of Magnolia’s peers and employers across the broader industry maintain formal arrangements providing cash severance payments in various scenarios. In adopting the market-based plans and making determinations regarding the payment and benefit levels and triggering events addressed, Magnolia consulted with FW Cook and its outside legal advisors to ensure the benefits provided are competitive for its industry and commensurate with those provided at peer companies.

Magnolia believes that post-termination payments and benefits, including those provided in connection with a change in control, are important in aligning management’s interests with those of stockholders and permit management to focus their attention and energy on making the best objective business decisions that are in the interest of the Company without allowing personal considerations related to possible job loss to cloud the decision-making process. The Executive Severance Plan does not provide for any single trigger payments or benefits solely upon the occurrence of a change in control. In addition, all of our long term equity-based incentive awards provide for double trigger vesting acceleration in connection with a change in control, unless the successor company or its parent fails to assume outstanding awards. In the event of certain qualifying terminations of employment not in connection with or occurring during a specified period following a change in control, severance payments and benefits under the Executive Severance Plan are provided at a reduced level and any accelerated vesting of outstanding equity awards occurs only on a pro-rata basis reflecting the officer’s period of service with Magnolia. Please see “Executive Compensation—Potential Payments Upon Termination or a Change of Control” for more information regarding these arrangements.

Other Benefits and Perquisites

We maintain a 401(k) plan where participating employees, including our Named Executive Officers, may receive from the Company a 5 percent matching contribution and a 3 percent non-elective contribution each year, subject to applicable compensation limitations. The Named Executive Officers are eligible to receive health and wellness benefits, including medical, dental, life, and disability insurance, on the same basis as our other salaried employees.

We do not currently provide any perquisites and other personal benefits to our Named Executive Officers, other than reimbursement for the cost of an annual executive physical examination.

Other Policies and Practices

Anti-Hedging and Anti-Pledging Policy

Our Insider Trading Policy prohibits all Company employees and directors from engaging in hedging transactions with respect to our securities (which includes any securities issued by, or convertible or exchangeable for securities issued by, the Company or our subsidiaries), including a prohibition on trading in any derivative security relating to the same. In addition, our Insider Trading Policy prohibits holding such securities in a margin account or, without the prior written consent of the Board or the Audit Committee, pledging such securities for a loan or other obligations.

Stock Ownership Guidelines

We have adopted stock ownership guidelines that require officers to maintain consistent ownership of Magnolia stock based on a multiple of the executive’s annual base salary as set forth below:

Position	Ownership Requirement
Chief Executive Officer	5x base salary
Executive Vice Presidents	3x base salary
Senior Vice Presidents	2x base salary
Vice Presidents	1x base salary

Executives have up to five years after commencing a particular officer position to meet the stock ownership guidelines applicable to that position. Shares directly beneficially owned and unvested time-based restricted stock and RSUs are counted towards satisfying the guideline. An officer who has not yet attained the applicable ownership level is required to retain 50 percent of any shares received upon the vesting and settlement of long term equity-based incentive awards (determined after any reduction to pay income tax liabilities relating to the award). If the ownership requirement has not been attained within the five year period, then the officer will be required to retain 100 percent of any such after-tax shares.

The Governance Committee is responsible for administering, amending, and interpreting the stock ownership guidelines, and believes the guidelines are in line with general market practice. All of our Named Executive Officers are currently in compliance with the stock ownership guidelines.

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Compensation Discussion and Analysis

Clawback Policy

Under our Corporate Governance Guidelines, the Board may seek to recover incentive compensation awarded to our executive officers where the payment or award was predicated upon the achievement of financial results that (i) are subsequently the subject of a material negative restatement of our financial statements or (ii) are the product of misconduct or fraudulent activity and, in either case, a lower incentive payment would have been made to the executive officer based upon the restated financial results.

Effective October 30, 2023, our Board adopted the Magnolia Oil & Gas Corporation Clawback Policy (the “Clawback Policy”), in compliance with the final clawback rules adopted by the SEC to implement Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the related NYSE listing standards. In accordance with the terms of the Clawback Policy, in the event the Company is required to prepare an accounting restatement, the Compensation Committee will require recoupment of any overpayment of applicable incentive-based compensation received by a covered executive during the three completed fiscal years immediately preceding the accounting restatement date. The Clawback Policy provides the Compensation Committee with discretion to determine the method or methods for recouping any overpayment, including through reimbursement, recovery of gains, offset, cancellation of equity awards, or taking other remedial or recovery actions permitted by law.

Our Long Term Incentive Plan provides that all plan awards may be subject to our written clawback policies, including the Clawback Policy, and any such policy may subject awards (and amounts paid or realized with respect to awards) to reduction, cancelation, forfeiture or recoupment. Long term equity-based incentive awards granted to our Named Executive Officers also specifically provide that, to the extent required by applicable law or any Board policy, shares of stock issued under those awards, along with any gains realized, are subject to forfeiture, repurchase, recoupment and cancellation. Certain RSU, PSU, and PRSU awards also provide that, in the event an individual’s employment is terminated for “Cause,” all unpaid amounts, whether or not vested, subject to such award will terminate automatically and be forfeited. For these purposes, the applicable definition of Cause includes the individual’s material breach of Magnolia’s Code of Business Conduct and Ethics, conviction of a felony or a crime involving moral turpitude, and other bad acts described more fully in the “Executive Compensation—Potential Payments Upon Termination or a Change of Control—Applicable Definitions” section of this proxy statement.

Compensation Risk Assessment

The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. With the assistance of FW Cook, in October 2023, the Compensation Committee reviewed and discussed the design features, characteristics, performance metrics, and approval mechanisms of total compensation for all employees, including salaries, our incentive bonus program, and long term equity-based compensation awards, to determine whether any of our practices or programs could create risks that are reasonably likely to have a material adverse effect on us. Based on this assessment, the Compensation Committee determined that the following specific factors, in particular, reduce the likelihood of excessive risk-taking:

◾	There is an appropriate balance between fixed and variable pay, cash and equity, and short and long term incentives.
◾	Our compensation programs are designed to appropriately mitigate risk because (i) all employees have the same compensation structure that is aligned with the risk profile and compensation strategy of the Company, with a market-based maximum earning opportunity, (ii) employee wealth creation is determined by sustained multi-year performance, not by a single year, (iii) the annual bonus is based on metrics that tie to the Company’s business model and strategy, and (iv) all elements of compensation are evaluated based on market competitive practices.
◾	The Company has a strong process for administering its compensation programs, including (i) a Compensation Committee comprised of independent directors that meets regularly and conducts periodic performance reviews, and (ii) an independent compensation consultant that provides advice regarding market trends on compensation form, design, and amount.
◾	The Company has adopted risk mitigating policies, such as stock ownership guidelines, a clawback policy, and anti-hedging and anti-pledging policies.

In light of the above, the Compensation Committee believes the various elements of our executive compensation programs sufficiently motivate our executives to act in the interests of Magnolia’s sustained long term growth and performance.

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Compensation Committee Report

The information contained in this Compensation Committee Report and references in this proxy statement to the independence of the Compensation Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Compensation Committee has reviewed and discussed with Magnolia’s management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our 2023 Form 10-K.

Submitted by:

Compensation Committee of the Board of Directors

Edward P. Djerejian, chair

Arcilia C. Acosta

Dan F. Smith

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Executive Compensation

Executive Compensation

2023 Summary Compensation Table

The following table sets forth information with respect to the compensation of our Named Executive Officers for the years ended December 31, 2021, December 31, 2022, and December 31, 2023:

					Non-Equity
				Stock	Incentive Plan	All Other
Name and Principal		Salary	Bonus	Awards	Compensation	Compensation	Total
Position (1)	Year	($)	($) (2)	($) (3)	($) (4)	($) (5)	($)
Christopher G. Stavros	2023	$722,615	—	$3,692,755	$1,015,600	$26,400	$5,457,370
President and	2022	$590,569	—	$1,997,089	$1,050,000	$24,400	$3,662,058
Chief Executive Officer	2021	$529,208	—	$2,062,939	$653,700	$23,200	$3,269,047

Brian M. Corales	2023	$379,373	—	$1,078,134	$391,100	$26,400	$1,875,007
Senior Vice President and	2022	$280,041	—	$241,377	$404,300	$24,400	$950,118
Chief Financial Officer

Timothy D. Yang	2023	$501,450	$25,300	$1,684,209	$587,300	$26,400	$2,824,659
Executive Vice President,	2022	$481,238	$60,700	$1,412,796	$607,200	$24,400	$2,586,334
General Counsel,	2021	$460,558	—	$1,458,430	$568,900	$23,200	$2,511,088
Corporate Secretary and Land

Steve F. Millican	2023	$393,750	—	$1,128,330	$382,800	$26,400	$1,931,280
Senior Vice President,	2022	$364,135	—	$905,000	$404,300	$24,400	$1,697,835
Operations	2021	$340,692	—	$808,017	$378,000	$23,200	$1,549,909

(1)	Mr. Stavros, who served as our Executive Vice President and Chief Financial Officer since our Business Combination, was appointed as our President and Chief Executive Officer effective September 21, 2022. Effective November 3, 2022, Mr. Corales, who previously served as our Vice President, Investor Relations since November 2018, was appointed as our Senior Vice President and Chief Financial Officer.
(2)	The amount shown for 2023 represents an additional discretionary cash bonus paid to Mr. Yang in March 2024. See “Compensation Discussion and Analysis—2023 Compensation Decisions—Annual Incentive Program” for more information.
(3)	The amounts shown for 2023 reflect the full aggregate grant date fair value of stock-based awards granted during 2023, computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures, and do not reflect the actual value that may be recognized by each Named Executive Officer. On February 13, 2023, the Named Executive Officers received the following annual grants: (a) time-based RSUs with a grant date fair value per share of $23.07, which is the closing price of our Class A Common Stock on the grant date, and (b) PSUs subject to both continued service and performance vesting conditions. The PSUs are considered to be subject to market conditions as defined in FASB ASC Topic 718 and have a grant date fair value, determined as of the grant date using a Monte Carlo simulation based on the probable outcome of achieving the performance target, of $24.69 per share. For assumptions made in the valuation of the awards reported in this column, see also Note 13—Stock Based Compensation to our audited financial statements included in our 2023 Form 10-K. For a further description of these awards, see “Compensation Discussion and Analysis—2023 Compensation Decisions—Long Term Equity-Based Compensation.”
(4)	The amounts shown for 2023 reflect bonus payments made in March 2024 to the Named Executive Officers pursuant to our 2023 Bonus Program, which amounts were determined based on Company and individual officer achievements with respect to certain quantitative and qualitative performance objectives. See “Compensation Discussion and Analysis—2023 Compensation Decisions—Annual Incentive Program” for more information regarding the 2023 Bonus Program.
(5)	For 2023, “All Other Compensation” includes Company-paid 401(k) plan matching and non-elective contributions. The amount paid by the Company with respect to each Named Executive Officer’s annual executive physical examination is less than $2,000, and therefore such amounts are not included in the table.

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Executive Compensation

Grants of Plan-Based Awards for the 2023 Fiscal Year

The following table sets forth information concerning grants of plan-based awards to the Named Executive Officers during the 2023 fiscal year for services performed in 2023. For a further description of these awards, including performance and service vesting conditions, see “Compensation Discussion and Analysis—2023 Compensation Decisions—Annual Incentive Program” and “—Long Term Equity-Based Compensation.”

		Estimated Possible Payouts			Estimated Future Payouts
		Under Non-Equity Incentive Plan			Under Equity Incentive Plan
		Awards (1)			Awards (2)
								All Other
								Stock Awards:	Grant
								Number of Shares	Date Fair
								of Stock or	Value of
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Stock Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	($)(4)
Christopher G.		$38,220	$1,092,000	$1,092,000	—	—	—	—	—
Stavros	2/13/2023	—	—	—	38,660	77,319	115,979	—	$1,909,006
	2/13/2023	—	—	—	—	—	—	77,319	$1,783,749

Brian M.		$14,715	$420,420	$420,420	—	—	—	—	—
Corales	2/13/2023	—	—	—	11,287	22,574	33,861	—	$557,352
	2/13/2023	—	—	—	—	—	—	22,574	$520,782

Timothy D.		$22,103	$631,500	$631,500	—	—	—	—	—
Yang	2/13/2023	—	—	—	17,632	35,264	52,896	—	$870,668
	2/13/2023	—	—	—	—	—	—	35,264	$813,540

Steve F.		$15,400	$440,000	$440,000	—	—	—	—	—
Millican	2/13/2023	—	—	—	11,813	23,625	35,438	—	$583,301
	2/13/2023	—	—	—	—	—	—	23,625	$545,029

(1)	Reflects possible cash payouts under our 2023 Bonus Program, which is administered pursuant to our Long Term Incentive Plan. There is no “Target” payout level under the 2023 Bonus Program; however, the “Target” level reported in this table reflects each Named Executive Officer’s maximum bonus goal percentage multiplied by the officer’s annual salary rate in effect on December 31, 2023 and is also the “Maximum” possible total bonus payment that each Named Executive Officer could receive under the 2023 Bonus Program, referred to as the total annual bonus opportunity. In other words, payouts under the 2023 Bonus Program can range from 0 percent up to 100 percent of a Named Executive Officer’s total annual bonus opportunity if performance meets or exceeds the maximum possible performance level for all performance metrics.

The specified performance objective for the quantitative performance metric of Free Cash Flow Percentage, which constitutes 35 percent of the award, is a range of performance outcomes, and a minimum payment of 10 percent of this component is earned if the performance actually attained meets or exceeds the minimum specified performance level. The amount that may be earned by each Named Executive Officer if only this minimum specified performance level for Free Cash Flow Percentage is attained is reported in the “Threshold” column above. No amount will be paid with respect to this portion of the award if the minimum specified performance level is not achieved. If the maximum specified performance level for Free Cash Flow Percentage is attained or exceeded, then the maximum amount attributable to this component will be paid. For actual performance outcomes falling within the minimum and maximum specified performance levels for this component, the Compensation Committee determines the actual payout amount for this portion of the award using linear interpolation within specified payout brackets.

The specified performance objective for the quantitative performance metric of Operating Margin, which constitutes 40 percent of the award, is a range of performance outcomes, and a minimum payment of 30 percent of this component is earned if the performance actually attained meets or exceeds the minimum specified performance level. If the minimum specified performance level is not achieved, then no amount will be paid with respect to this portion of the award. If the maximum specified outcome in the range is achieved or exceeded, then the maximum amount attributable to this portion of the award will be paid. For actual performance outcomes falling within the range, the Compensation Committee determines the actual payout amount for this portion of the award using linear interpolation between the minimum and maximum potential payment amounts.

There are no specified performance levels with respect to the qualitative performance objective portion, which comprises 25 percent of the award. The amounts actually paid to the Named Executive Officers for 2023 with respect to the 2023 Bonus Program are disclosed in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

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(2)	Reflects the potential number of PSUs that may be earned with respect to the PSUs granted to the Named Executive Officers in 2023 under our Long Term Incentive Plan, which awards are subject to both continued service and performance vesting conditions. The Named Executive Officers may earn from 0 percent to 150 percent of the target award based on our cumulative stockholder return relative to the TSR Peer Group for the performance period beginning January 1, 2023, and ending on December 31, 2025, with vesting occurring subject to continued employment or service through the date of settlement of the award. The “Threshold” level reported in this table is based on the lowest possible earned amount of 50 percent of target, although the minimum potential payout is zero. The “Maximum” level reported is based on the highest possible earned amount of 150 percent of target. The Named Executive Officers are eligible to receive cash dividend equivalents with respect to the target number of outstanding PSUs they hold that have not been forfeited or settled as of any dividend record date, which are paid at the same time the Company pays the related dividends to its stockholders. If PSUs in excess of the target number are ultimately earned due to satisfaction of the applicable performance conditions, then an additional dividend equivalent amount will be paid at the time the PSUs are settled to account for the dividend amounts that would have been paid on the additional earned shares.
(3)	Reflects the number of RSUs granted to the Named Executive Officers in 2023 under our Long Term Incentive Plan, which awards are subject to continued service vesting conditions. These RSUs vest in substantially equal one-third installments on the first, second, and third anniversaries of March 1, 2023, which is the vesting commencement date. The Named Executive Officers are eligible to receive cash dividend equivalents with respect to outstanding RSUs they hold that have not been forfeited or settled as of any dividend record date, which are paid at the same time the Company pays the related dividends to its stockholders.
(4)	Reflects the full aggregate grant date fair value of stock-based awards granted during 2023, computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures, and does not reflect the actual value that may be recognized by each Named Executive Officer. For the PSUs, which are considered to be subject to market conditions as defined in FASB ASC Topic 718, the grant date fair value per share was determined using a Monte Carlo simulation based on the probable outcome of achieving the performance target, and is $24.69 per share. For the RSUs, the grant date fair value was based on a per share price of $23.07, which is the closing price of our Class A Common Stock on the grant date. For assumptions made in the valuation of the awards, see also Note 13—Stock Based Compensation to our audited financial statements included in our 2023 Form 10-K.

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Executive Compensation

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table provides information about our Named Executive Officers’ outstanding equity awards at December 31, 2023. See also “—Potential Payments Upon Termination or a Change of Control” for additional information regarding the treatment of these awards upon certain terminations of employment or the occurrence of a change in control.

		Stock Awards
							Equity Incentive
					Equity Incentive		Plan Awards:
					Plan Awards:		Market or Payout
		Number of Shares		Market Value of	Number of Unearned		Value of Unearned
		or Units of Stock		Shares or Units	Shares, Units or Other		Shares, Units or Other
		That Have		of Stock That	Rights That Have		Rights That Have
	Grant	Not Vested		Have Not Vested	Not Vested		Not Vested
Name	Date	(#)		($) (5)	(#)		($) (5)
Christopher G. Stavros	2/18/2021	147,362	(1)	$3,137,337	—		—
	2/16/2022	86,976	(2)	$1,851,719	—		—
	2/13/2023	77,319	(3)	$1,646,122	38,660	(4)	$823,071

Brian M. Corales	2/18/2021	17,684	(1)	$376,492	—		—
	2/16/2022	10,547	(2)	$224,546	—		—
	2/13/2023	22,574	(3)	$480,600	11,287	(4)	$240,300

Timothy D. Yang	2/18/2021	104,167	(1)	$2,217,715	—		—
	2/16/2022	61,541	(2)	$1,310,208	—		—
	2/13/2023	35,264	(3)	$750,771	17,632	(4)	$375,385

Steve F. Millican	2/18/2021	57,692	(1)	$1,228,263	—		—
	2/16/2022	39,436	(2)	$839,592	—		—
	2/13/2023	23,625	(3)	$502,976	11,813	(4)	$251,499

(1)	Includes the following awards:
a.	1,200 RSUs granted to each Named Executive Officer on February 18, 2021, of which 401 RSUs subject to each award remained unvested as of December 31, 2023. These RSUs vested or vest in three equal installments on March 1, 2022, 2023, and 2024, subject to continued service through the vesting dates.
b.	PRSUs (subject to ratable vesting) granted on February 18, 2021, of which the following amounts remained unvested as of December 31, 2023: (i) 36,441 PRSUs for Mr. Stavros, (ii) 4,021 PRSUs for Mr. Corales, (iii) 25,642 PRSUs for Mr. Yang, and (iv) 14,023 PRSUs for Mr. Millican. Under the terms of these PRSUs, a Named Executive Officer could earn either 0 percent or 100 percent of the target award based on whether Magnolia’s stock price achieves a target average stock price for any 20 consecutive trading days during the performance period beginning February 18, 2021 and ending on February 17, 2026. The Compensation Committee certified that the stock price performance condition was achieved as of March 17, 2021, and the earned PRSUs remained subject solely to continued service vesting conditions after that date. These PRSUs vested or vest in three equal installments on March 1, 2022, 2023, and 2024, subject to continued service through the vesting dates.
c.	PRSUs (subject to cliff vesting) granted on February 18, 2021, of which the following amounts remained unvested as of December 31, 2023: (i) 110,520 PRSUs for Mr. Stavros, (ii) 13,262 PRSUs for Mr. Corales, (iii) 78,124 PRSUs for Mr. Yang, and (iv) 43,268 PRSUs for Mr. Millican. Under the terms of these PRSUs, a Named Executive Officer could earn either 0 percent or 100 percent of the target award based on whether Magnolia’s stock price achieves a target average stock price for any 20 consecutive trading days during the performance period beginning February 18, 2021 and ending on February 17, 2026. The Compensation Committee certified that the stock price performance condition was achieved as of March 17, 2021, and the

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earned PRSUs remained subject solely to continued service vesting conditions after that date. These PRSUs vest in full on March 1, 2024, subject to continued service through the vesting date.
(2)	Includes the following awards:
a.	1,200 RSUs granted to each Named Executive Officer on February 16, 2022, of which 900 RSUs subject to each award remained unvested as of December 31, 2023. These RSUs vested or vest in four equal installments on March 1, 2023, 2024, 2025, and 2026, subject to continued service through the vesting dates.
b.	PRSUs (subject to ratable vesting) granted on February 16, 2022, of which the following amounts remained unvested as of December 31, 2023: (i) 33,951 PRSUs for Mr. Stavros, (ii) 3,379 PRSUs for Mr. Corales, (iii) 23,777 PRSUs for Mr. Yang, and (iv) 14,935 PRSUs for Mr. Millican. Under the terms of these PRSUs, a Named Executive Officer could earn either 0 percent or 100 percent of the target award based on whether Magnolia’s stock price achieves a target average stock price for any 20 consecutive trading days during the performance period beginning February 16, 2022 and ending on February 15, 2027. The Compensation Committee certified that the stock price performance condition was achieved as of March 28, 2022, and the earned PRSUs remained subject solely to continued service vesting conditions after that date. These PRSUs vested or vest in three equal installments on March 1, 2023, 2024, and 2025, subject to continued service through the vesting dates.
c.	PRSUs (subject to cliff vesting) granted on February 16, 2022, of which the following amounts remained unvested as of December 31, 2023: (i) 52,125 PRSUs for Mr. Stavros, (ii) 6,268 PRSUs for Mr. Corales, (iii) 36,864 PRSUs for Mr. Yang, and (iv) 23,601 PRSUs for Mr. Millican. Under the terms of these PRSUs, a Named Executive Officer could earn either 0 percent or 100 percent of the target award based on whether Magnolia’s stock price achieves a target average stock price for any 20 consecutive trading days during the performance period beginning February 16, 2022 and ending on February 15, 2027. The Compensation Committee certified that the stock price performance condition was achieved as of March 28, 2022, and the earned PRSUs remained subject solely to continued service vesting conditions after that date. These PRSUs vest in full on March 1, 2025, subject to continued service through the vesting date.
(3)	Reflects the total number of RSUs granted to each Named Executive Officer on February 13, 2023, all of which remained unvested as of December 31, 2023. These RSUs vested or vest in three substantially equal installments on March 1, 2024, 2025, and 2026, subject to continued service through the vesting dates.
(4)	Reflects PSUs granted to each Named Executive Officer on February 13, 2023, all of which remained unvested as of December 31, 2023, in the following target amounts: (i) 77,319 target PSUs for Mr. Stavros, (ii) 22,574 target PSUs for Mr. Corales, (iii) 35,264 target PSUs for Mr. Yang, and (iv) 23,625 target PSUs for Mr. Millican. Under the terms of these PSUs, a Named Executive Officer could earn from 0 percent to 150 percent of the target award granted based on our cumulative stockholder return relative to the TSR Peer Group for the performance period beginning January 1, 2023, and ending on December 31, 2025, with vesting occurring subject to continued employment or service through the date of settlement of the award. Pursuant to SEC rules, the number of PSUs reported in the table above reflects 50 percent of the target number of awarded PSUs, which is the next higher performance level (threshold) based on our relative TSR performance for the performance period, assuming such period ended on December 31, 2023. If the performance period for these awards ended on December 31, 2023, our performance would place us in the 25th percentile as compared to the TSR Peer Group, with an absolute TSR of -6.5 percent. The terms of the PSU awards cap payout at 100 percent, regardless of performance, if our absolute TSR over the period is negative. The actual number of PSUs earned based on actual performance over the full performance period may be significantly different than the reported amount.
(5)	Calculated by multiplying the number of RSUs, PSUs, or PRSUs, as applicable, reported in the preceding column by the closing price of our Class A Common Stock on the NYSE on December 29, 2023 (the last trading day of fiscal year 2023), which was $21.29.

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Stock Vested in the 2023 Fiscal Year

The following table contains information regarding the vesting during 2023 of RSUs, PSUs, and PRSUs previously granted to our Named Executive Officers:

	Stock Awards
	Number of Shares	Value Realized on
	Acquired on Vesting	Vesting
Name	(#)(1)	($)(2)
Christopher G. Stavros	199,224	$4,608,964

Brian M. Corales	24,874	$575,020

Timothy D. Yang	140,802	$3,257,414

Steve F. Millican	78,999	$1,826,831

(1)	Reflects the gross number of shares acquired upon vesting of RSUs, PSUs, and PRSUs during 2023, without reduction for any shares withheld to satisfy applicable tax obligations.
(2)	Represents the value of RSUs, PSUs, and PRSUs that vested during 2023, calculated by multiplying (a) the number of RSUs, PSUs, or PRSUs that vested, by (b) the closing price of our Class A Common Stock on the applicable vesting date or, if the vesting date is not a NYSE trading day, the next trading day. This column also includes the following cash dividend equivalent payments that were paid to the Named Executive Officers in 2023 at the time of vesting and settlement of the related awards: (i) for Mr. Stavros, $86,340, (ii) for Mr. Corales, $10,986, (iii) for Mr. Yang, $61,031, and (iv) for Mr. Millican, $33,802.

Pension Benefits

We have never sponsored or maintained any defined benefit or actuarial pension plans. Other than our 401(k) plan, we do not have any plan that provides for payments or other benefits at, following, or in connection with retirement to our Named Executive Officers.

Nonqualified Deferred Compensation

We do not have any plan that provides for the deferral of compensation by Named Executive Officers on a basis that is not tax qualified.

Potential Payments Upon Termination or a Change of Control

Effective August 1, 2023, the Board adopted the Magnolia Oil & Gas Corporation Executive Severance and Change in Control Plan (the “Executive Severance Plan”) covering eligible officers, including the Named Executive Officers, which provides for certain potential payments and benefits in connection with specified qualifying terminations of employment. The award agreements governing our outstanding long term equity-based incentive awards also address accelerated vesting of awards in the event of certain qualifying terminations of employment or a Change in Control. Please see “Compensation Discussion and Analysis—2023 Compensation Decisions—Long Term Equity Based Compensation” and “—Other Compensation—Severance and Change in Control Benefits” for further discussion regarding these arrangements.

We have not entered into any employment agreements with our Named Executive Officers, and the only other potential payments or benefits to our Named Executive Officers in connection with a termination of employment or Change in Control are pursuant to non-discriminatory benefit plans generally available to all our salaried employees.

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Executive Severance Plan

The Executive Severance Plan does not provide for any single trigger payments or benefits solely upon the occurrence of a Change in Control. Under the terms of the Executive Severance Plan, Named Executive Officers may receive the following payments and benefits upon a qualifying termination of employment:

Qualifying Terminations of Employment
Payment or Benefit	What It Is	Termination without Cause or for Good Reason	Termination without Cause or for Good Reason occurring within 24 months following a Change in Control
Severance Payment	A lump sum cash payment from the Company equal to the product of the Applicable Severance Multiple multiplied by the sum of the officer’s annualized base salary and total annual bonus opportunity	The Applicable Severance Multiple is: ◾ 2.0 for Mr. Stavros ◾ 1.5 for the other Named Executive Officers	The Applicable Severance Multiple is: ◾ 3.0 for Mr. Stavros ◾ 2.5 for the other Named Executive Officers
Pro-Rata Annual Bonus	A lump sum cash payment from the Company equal to the pro-rated portion of the officer’s total bonus opportunity for the year in which the qualifying termination occurs	Determined based on the number of days the officer was employed during the year in which the qualifying termination occurs	Same as qualifying termination not in connection with a Change in Control
Prior Year Annual Bonus	Payment by the Company of any annual bonus for any completed calendar year that has not previously been paid, payable at the same time payment is made to similarly situated employees	Determined in the Compensation Committee’s discretion based on the available bonus pool and officer and Company performance	Same as qualifying termination not in connection with a Change in Control
Health Benefits Continuation

Monthly payment or reimbursement by the Company of the cost of continued health coverage for the officer and the officer’s eligible dependents during the Applicable Benefit Period, until officer becomes eligible for group coverage under another employer’s plan

		The Applicable Benefit Period is: ◾ 24 months for Mr. Stavros ◾ 18 months for the other Named Executive Officers	The Applicable Benefit Period is: ◾ 36 months for Mr. Stavros ◾ 30 months for the other Named Executive Officers
Outplacement Benefits	Payment by the Company of reasonable fees of an outplacement provider selected by the Company to assist in finding employment opportunities, in accordance with the Company’s applicable policy	For up to 18 months	Same as qualifying termination not in connection with a Change in Control

In addition, in the event of a qualifying termination of employment without Cause or for Good Reason occurring within 24 months following a Change in Control, the Executive Severance Plan provides for the accelerated vesting of outstanding equity awards as described in the sections that follow below.

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Receipt of the amounts described above is subject to the timely execution and delivery to the Company, and subsequent non-revocation, of a general release of claims in favor of the Company. The Executive Severance Plan also requires the Named Executive Officers to abide by the terms of customary restrictive covenants as set forth in the Executive Severance Plan, including:

Covenant

Restrictive Covenant	Scope and Duration
Confidentiality

During the officer’s employment and for five years thereafter, the officer shall not use or disclose the Company’s confidential information, and the officer shall protect the Company’s trade secrets in perpetuity

Non-Competition

During the officer’s employment and for 12 months thereafter, the officer shall not participate in any business or operations that are materially similar to those of the Company, or interfere with any business opportunity of the Company, within a specified geographic area

Non-Solicitation	During the officer’s employment and for 12 months thereafter, the officer shall not solicit any customer, vendor or supplier or any employee or contractor of the Company

The Executive Severance Plan is administered by the Compensation Committee, which has the authority to amend or terminate the plan. However, (i) any amendment to the Executive Severance Plan during the 24 months following a Change in Control that impairs the rights of any officer must be expressly consented to by the officer, and (ii) the Company must provide participants with 18 months’ written notice of any plan changes and, if a Change in Control occurs during such 18-month period, participants are eligible to receive the greater level of severance benefits provided under the amended plan or the prior plan. The Executive Severance Plan includes a 280G “best net” provision—meaning, if the payments and benefits provided under the Executive Severance Plan, together with any other amounts to be received by a Named Executive Officer in connection with a Change in Control transaction, would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code, of 1986, as amended (the “Code”), then the payments and benefits provided under the Executive Severance Plan will be either (i) reduced, so that the total payments to the officer will be one dollar less than the officer’s “base amount” within the meaning of Section 280G of the Code, or (ii) paid in full, whichever produces the better net after-tax position to the Named Executive Officer, taking into account any applicable excise tax under Section 4999 of the Code and any other applicable taxes.

Accelerated Equity Award Vesting

We generally do not provide for single trigger vesting of equity awards upon the occurrence of a Change in Control—in other words, upon the occurrence of a Change in Control prior to the satisfaction of all service-based vesting conditions, the Company’s equity awards generally remain subject to the Named Executive Officer’s continued service through the applicable vesting date or dates, except in the limited circumstances where a successor company fails to assume the awards as described below.

Time-Based Equity Awards (RSUs and PRSUs that have achieved performance-vesting criteria)

For outstanding PRSU awards, the relevant stock price performance conditions to earn 100 percent of the target awards were achieved prior to December 31, 2023. As a result, outstanding PRSUs remain subject to solely service-based vesting conditions and the provisions applicable to the PRSU awards upon certain qualifying terminations of employment or a Change in Control are generally the same as those applicable to RSUs.

As noted above, pursuant to the terms of the Executive Severance Plan, in the event a Named Executive Officer’s employment or service is terminated by us without Cause or the Named Executive Officer resigns for Good Reason, in either case, within 24 months following a Change in Control, outstanding RSUs and PRSUs will vest in full and be settled within 60 days.

Under the RSU and PRSU award agreements, in the event that the successor company in a Change in Control, or a parent or subsidiary thereof, does not assume the awards upon the Change in Control, the RSUs and PRSUs will vest in full upon the Change in Control and be settled within 60 days.

In addition, in the event a Named Executive Officer’s employment or service with the Company is terminated (i) by the Company without Cause, (ii) due to the Named Executive Officer’s resignation for Good Reason, (iii) due to the officer’s death, or (iv) due to the officer’s Disability, in each case, before the final vesting date, then a pro-rata portion of the award will vest on the Named Executive Officer’s termination date equal to:

◾	In the case of RSUs, the product of (a) the number of RSUs scheduled to vest on the anniversary of the vesting commencement date immediately following the termination date, times (b) a fraction, the numerator of which is the number of full months from the vesting commencement date or anniversary thereof immediately preceding the termination date until the termination date (counting the month in which the termination date occurs as a full month), and the denominator of which is 12.

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◾	In the case of PRSUs, (a) the product of (1) the target number of PRSUs times (2) a fraction, the numerator of which is the number of full months from the vesting commencement date to the termination date (counting the month in which the termination date occurs as a full month), and the denominator of which is 36, minus (b) the cumulative number of PRSUs (if any) that have previously vested under the terms of the award, with settlement to occur within 60 days following the termination date.

In the case of any other termination of employment by the Company or resignation by the Named Executive Officer prior to the applicable vesting dates specified in the awards, all unvested RSUs and PRSUs are forfeited and cancelled. If a Named Executive Officer is terminated for Cause, all RSUs and PRSUs that have not been settled (whether vested or unvested) will be terminated and forfeited automatically.

Performance-Based Equity Awards (PSUs)

Under the PSU award agreements, upon a Change in Control occurring during the performance period, the PSUs will cease to be subject to the applicable performance goals and a number of PSUs equal to the greater of (i) the target number of PSUs or (ii) the percentage of the PSUs that are deemed to have been earned as of the Change in Control based on actual performance (the “Frozen PSUs”) will remain outstanding and will vest subject to the Named Executive Officer’s continued service through the end of the original performance period; provided that, as noted above, pursuant to the Executive Severance Plan, if a Named Executive Officer’s employment or service is terminated by the Company without Cause or due to the officer’s resignation for Good Reason within 24 months following a Change in Control, the Frozen PSUs will vest in full upon such termination and be settled within 60 days.

In the event that the successor company in a Change in Control, or a parent or subsidiary thereof, does not assume the awards upon the Change in Control, the Frozen PSUs will vest in full upon the Change in Control and be settled within 60 days. If the number of Frozen PSUs exceeds the target number of PSUs, then the Named Executive Officer will be entitled to receive an additional dividend equivalent amount at the time the PSUs are settled to account for the dividend amounts that would have been paid on the additional earned shares.

In addition, in the event a Named Executive Officer’s employment or service with the Company is terminated (i) by the Company without Cause, (ii) due to the Named Executive Officer’s resignation for Good Reason, (iii) due to the officer’s death, or (iv) due to the officer’s Disability:

◾	If such termination of employment occurs during the performance period, then a pro-rata portion of the PSUs will vest on the termination date equal to the product of (a) the target number of PSUs, times (b) a fraction, the numerator of which is the number of full months beginning with the first month of the performance period and ending on the termination date (counting the month in which the termination date occurs as a full month), and the denominator of which is 36.
◾	If such termination of employment occurs following the end of the performance period but prior to the date of settlement of the PSUs, then the Named Executive Officer will still receive payment with respect to all earned PSUs on the date of settlement.

In the case of any other termination of employment by the Company or resignation by the Named Executive Officer prior to the settlement date of the PSU award, all unvested and unpaid PSUs are forfeited and cancelled.

Applicable Definitions

Capitalized terms used above in this section are generally defined as follows:

“Cause” means (i) the officer’s material breach of the award agreement, of any other written agreement between the officer and the Company or an affiliate, or of any material Company policy or code of conduct; (ii) the officer’s commission of a material act of gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft, or embezzlement upon the Company; (iii) the officer’s conviction for, or plea of nolo contendere to, any felony (or state law equivalent) or any crime involving moral turpitude; or (iv) the officer’s willful failure or refusal, other than due to Disability, to perform the officer’s obligations pursuant to the award agreement or to follow any lawful directive from the Company, as determined by the Company, which, if curable, remains uncured for 30 days after written notice is provided to the officer of the obligation to cure such actions or omissions.

“Disability” means a physical or mental impairment of sufficient severity that (i) the Named Executive Officer is unable continue performing assigned duties or the Named Executive Officer’s condition entitles such officer to disability benefits under the Company’s disability program, and (ii) the condition is cited by the Company as the reason for the Named Executive Officer’s termination of employment.

“Good Reason” means the officer’s resignation within 120 days after any of the following events, unless the officer consents to the applicable event: (i) a material decrease in the officer’s base salary, other than a reduction in annual base salary of less than 10 percent that is implemented in connection with a contemporaneous reduction in annual base salaries affecting other senior executives of the Company; (ii) following a Change in Control, a material reduction in the aggregate amount of compensation opportunity and benefits provided to the officer or in the level of the officer’s

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participation relative to other similarly-situated participants; (iii) a material decrease in (a) the officer’s then-current title or position, or (b) authority or areas of responsibility as are commensurate with the officer’s then-current title or position; (iv) relocation of the officer’s principal work location to a location more than 50 miles from the officer’s then-current principal location of employment; or (v) a material breach by the Company or an affiliate of the award agreement or any other material agreement. In order to trigger Good Reason, the officer must: (1) provide the Company, within 60 days of the officer’s knowledge of the occurrence of the alleged Good Reason event, written notice specifying the applicable facts and circumstances underlying such alleged Good Reason event; and (2) provide the Company with an opportunity to cure the same within 30 days after the receipt of such notice.

“Change in Control” generally means the occurrence of any of the following events: (i) the consummation of an agreement to acquire or a tender offer for beneficial ownership by any person of 50 percent or more of either the then outstanding shares of stock or the combined voting power of the then outstanding voting securities of the Company; (ii) as a result of or in connection with a contested election of directors, individuals who constitute the Board cease for any reason to constitute at least a majority of the Board; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity in which we are not the surviving company; or (iv) approval by the stockholders of the Company of a complete liquidation or dissolution.

Quantification of Payments

The following table sets forth potential payments or benefits upon certain qualifying terminations of employment or a Change in Control for each of the Named Executive Officers. For all scenarios reflected in the table, the trigger event is assumed to occur on December 31, 2023, and the amounts for unvested RSUs, PSUs, and PRSUs outstanding as of that date that are accelerated are calculated by multiplying the number of RSUs, PSUs, or PRSUs, as applicable, by $21.29 (the closing price of our Class A Common Stock on the NYSE on December 29, 2023, which was the last trading day of fiscal year 2023). The actual amounts to be paid out in any scenario can only be determined at the time of a Named Executive Officer’s actual separation from the Company or when a Change in Control actually occurs.

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			Termination
	Change in	Change in	without Cause or
	Control	Control	for Good Reason	Termination
	(successor	(successor does	within 24 months	without Cause	Termination
	assumes	not assume	following a	or for Good	Due to Death
Name	awards)	awards)	Change in Control	Reason	or Disability
Christopher G. Stavros
Severance-Related Cash Amounts
Severance Payment	—	—	$5,460,000	$3,640,000	—
Pro-Rata Bonus (1)	—	—	$1,092,000	$1,092,000	—
Health & Outplacement Benefits (2)	—	—	$99,891	$79,261	—
Accelerated Equity Vesting
RSUs	—	$1,673,820	$1,673,820	$469,721	$469,721
PSUs (3)	—	$1,646,122	$1,646,122	$548,707	$548,707
PRSUs	—	$4,961,358	$4,961,358	$3,848,168	$3,848,168
Total (4)	$0	$8,281,300	$14,933,191	$9,677,857	$4,866,596

Brian M. Corales
Severance-Related Cash Amounts
Severance Payment	—	—	$2,006,550	$1,203,930	—
Pro-Rata Bonus (1)	—	—	$420,420	$420,420	—
Health & Outplacement Benefits (2)	—	—	$89,576	$68,945	—
Accelerated Equity Vesting
RSUs	—	$508,299	$508,299	$145,964	$145,964
PSUs (3)	—	$480,600	$480,600	$160,200	$160,200
PRSUs	—	$573,340	$573,340	$449,560	$449,560
Total (4)	$0	$1,562,239	$4,078,785	$2,449,019	$755,724

Timothy D. Yang
Severance-Related Cash Amounts
Severance Payment	—	—	$2,841,750	$1,705,050	—
Pro-Rata Bonus (1)	—	—	$631,500	$631,500	—
Health & Outplacement Benefits (2)	—	—	$89,576	$68,945	—
Accelerated Vesting
RSUs	—	$778,469	$778,469	$221,011	$221,011
PSUs (3)	—	$750,771	$750,771	$250,257	$250,257
PRSUs	—	$3,500,225	$3,500,225	$2,716,370	$2,716,370
Total (4)	$0	$5,029,465	$8,592,291	$5,593,133	$3,187,638

Steve F. Millican
Severance-Related Cash Amounts
Severance Payment	—	—	$2,100,000	$1,260,000	—
Pro-Rata Bonus (1)	—	—	$440,000	$440,000	—
Health & Outplacement Benefits (2)	—	—	$65,698	$54,619	—
Accelerated Vesting
RSUs	—	$530,675	$530,675	$152,181	$152,181
PSUs (3)	—	$502,976	$502,976	$167,659	$167,659
PRSUs	—	$2,040,157	$2,040,157	$1,558,364	$1,558,364
Total (4)	$0	$3,073,808	$5,679,506	$3,632,823	$1,878,204

(1)	Reflects the Named Executive Officer’s total bonus opportunity for the full fiscal year under our 2023 Bonus Program as reported in the “Target” column of the “Grants of Plan-Based Awards for the 2023 Fiscal Year” table in this proxy statement.
(2)	The total amount reported on this line for each triggering event includes the cost of (a) continued health coverage for the officer and the officer’s eligible dependents for the entire Applicable Benefit Period, based on the following

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monthly COBRA premium amounts: (i) $1,719.19 per month for Messrs. Stavros, Corales, and Yang, and (ii) $923.28 per month for Mr. Millican; and (b) fees for outplacement services for a full 18 months, at a cost of $38,000 for 18 months for each Named Executive Officer. Under the terms of the Executive Benefit Plan, these payments may end earlier than the full period provided for if the Named Executive Officer secures new employment.
(3)	Determined based on the target number of 2023 PSUs awarded to the Named Executive Officer.
(4)	Does not reflect any reduction that may be made due to application of the Executive Severance Plan’s 280G “best net” provision.

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CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following information:

	Total Compensation		CEO to Median Employee
	for 2023		Pay Ratio
President and Chief Executive Officer	$5,457,370	(1)	27.38 to 1

Median Employee	$199,319	(2)	(for every $1 earned by the Median Employee, our President and Chief Executive Officer earns $27.38)

(1)	With respect to the total compensation of our President and Chief Executive Officer, we used the amount reported for Mr. Stavros for 2023 in the “Total” column of our 2023 Summary Compensation Table included in this proxy statement.
(2)	Total compensation for 2023 for our Median Employee was calculated by adding together the following elements of such employee’s compensation for fiscal year 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K: (a) the Median Employee’s salary paid during 2023; (b) the Median Employee’s cash bonus compensation for fiscal year 2023; (c) the grant date fair value, calculated in accordance with FASB ASC Topic 718, of RSUs granted to the Median Employee during 2023; and (d) the amount of Company-paid contributions made on the Median Employee’s behalf to our 401(k) plan for 2023. No amounts were included with respect to premiums or other amounts paid by us for health and welfare benefits under our non-discriminatory benefit plans.

For purposes of determining the 2023 pay ratio required by Item 402(u) of Regulation S-K, we used a different Median Employee from the Median Employee we selected for 2022 because we concluded that there were changes to our employee population in 2023 that may significantly change our pay ratio disclosure. Specifically, our total employee population consisted of 213 individuals as of December 30, 2022, which was the last pay date of 2022 and was our selected Median Employee identification date for 2022. As of December 29, 2023, which was the last pay date of 2023 and is our selected Median Employee identification date for purposes of this disclosure, our total employee population had increased to 247 employees, which represents an increase of almost 16 percent.

To identify the median of the annual total compensation for 2023 of our employees (excluding our President and Chief Executive Officer), we did the following:

◾	As of our selected Median Employee identification date of December 29, 2023 (the last pay date of the year), we determined that our employee population (including all full-time, part-time, temporary, and seasonal employees, other than our President and Chief Executive Officer) consisted of 246 individuals located in the United States. We did not include any individuals classified by us as independent contractors or leased employees for payroll tax or employment law purposes as of December 29, 2023.
◾	We then used the amount of salary and other wages from our payroll records as reported to the Internal Revenue Service in box 5 of Form W-2 for fiscal year 2023, which amount was consistently applied for each of the 246 employees included in the calculation, to rank the compensation of all such employees. In making this determination, we elected to annualize the box 5 compensation (other than any one-time payments) of any full-time or part-time employees who did not work the full fiscal year. We selected as our Median Employee an individual whose applicable Form W-2 compensation was within $687 of the exact median compensation amount.

The foregoing pay ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K and the SEC guidance promulgated thereunder.

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Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information:

	Chazen		Stavros		Average	Average
					Summary	Compensation	Value of Initial Fixed $100
					Compensation	Actually Paid	Investment Based on:			Company
	Summary	Compensation	Summary	Compensation	Table Total	to Non-PEO	Company	Peer Group	Company	Selected
	Compensation	Actually	Compensation	Actually	for Non-PEO	Named	Total	Total	Net Income	Measure:
	Table	Paid to	Table	Paid to	Named	Executive	Stockholder	Stockholder	(Loss)	Operating
Year	Total for	PEO 1	Total for	PEO 2	Executive	Officers	Return	Return	(in thousands)	Margin
(1)	PEO 1	(2)	PEO 2	(3)	Officers	(4)	(5)	(6)	(7)	(8)
2023	n/a	n/a	$5,457,370	$4,321,974	$2,210,315	$1,782,860	$176.99	$159.64	$442,604	45%
2022	$308,927	$308,927	$3,662,058	$5,922,767	$1,744,762	$2,698,019	$190.88	$154.15	$1,050,249	63%
2021	$349,162	$349,162	n/a	n/a	$2,443,348	$8,179,867	$150.88	$106.05	$559,716	56%
2020	$255,462	$255,462	n/a	n/a	$1,692,176	$(16,291)	$56.15	$63.60	$(1,868,983)	(102)%
(1)	We have never sponsored or maintained any defined benefit or actuarial pension plans, and therefore no pension value adjustments were made to the compensation actually paid amounts set forth in this table. To date, we have not granted any option awards to any Named Executive Officer. The Company began paying dividends in 2021.

Fair value amounts included in the table above and in the following footnotes are computed in accordance with FASB ASC 718 and, for any awards subject to market conditions, the fair value as of a given date was calculated based upon the probable outcome of such conditions as of such date. In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the tables above. For PSUs with a relative TSR metric, the fair values as of each measurement date (prior to the end of the performance period) were determined using a Monte Carlo simulation pricing model, with assumptions and methodologies that are generally consistent with those used to estimate fair value at grant. The range of estimates used in the Monte Carlo calculations are as follows: (a) for PSUs granted in 2019, (i) expected volatility of 87.06 percent and risk-free interest rate of 0.10 percent as of December 31, 2020, and (ii) expected volatility of 35.04 percent and risk-free interest rate of 1.57 percent as of December 31, 2019; (b) for PSUs granted in 2020, (i) expected volatility of 51.94 percent and risk-free interest rate of 0.39 percent as of December 31, 2021, and (ii) expected volatility of 66.73 percent and risk-free interest rate of 0.13 percent as of December 31, 2020; and (c) for PSUs granted in 2023, expected volatility of 44.65 percent and risk-free interest rate of 4.13 percent as of December 31, 2023. For a discussion of the assumptions made in the valuation of these awards at grant, see Note 13—Stock Based Compensation to our audited financial statements included in our 2023 Form 10-K and in our Form 10-Ks for prior years, as applicable.

(2)	Mr. Chazen, who served as our Chairman, President and Chief Executive Officer from the date of our Business Combination until September 20, 2022, is included as PEO 1 for fiscal years 2022, 2021, and 2020. He received no equity awards from the Company during his tenure. As a result, no amounts have been deducted from or added to the Summary Compensation Table Total amounts reported for him in the preceding column, and therefore the compensation actually paid to Mr. Chazen during fiscal years 2022, 2021, and 2020 is identical to the Summary Compensation Table total amounts for such fiscal years.
(3)	Mr. Stavros was appointed as our President and Chief Executive Officer effective September 21, 2022 and is included as PEO 2 for fiscal years 2022 and 2023. From the Summary Compensation Table Total amount reported for him in the preceding column, the following amounts were deducted and added for him for 2022 and 2023 as indicated below:

	Deducted:	Added:	Added:	Added:	Added:	Subtracted:	Added:
Change in
			Fair Value		Change in	Fair Value of	Dollar Value of
			(from End of		Fair Value	Prior Years'	any Dividends
		Fair Value	Prior Fiscal		(from End of	Stock Awards	Paid on
		of Covered	Year) of		Prior Year)	that Failed to	Unvested Stock
	Aggregate	Year Stock	Prior Years’	Fair Value	of Prior	Meet	Awards during
	Grant Date	Awards	Stock	of Covered	Years’ Stock	Applicable	Covered Year
	Fair Value of	Outstanding	Awards	Year Stock	Awards that	Vesting	Not Otherwise
	Stock Awards	and	Outstanding	Awards that	Vested	Conditions	Included in
	Granted	Unvested as	and Unvested	Vested During	during	during the	Total
	During the	of End of	as of End of	the Covered	Covered	Covered Year	Compensation	TOTAL
	Covered	Covered	Covered	Year as of the	Year as of the	at End of	for the	CAP EQUITY
Year	Year	Year	Year	Vesting Date	Vesting Date	Covered Year	Covered Year	VALUE
2023	$3,692,755	$2,958,998	$(506,170)	n/a	$(149,178)	n/a	$253,709	$2,557,359
2022	$1,997,089	$2,444,663	$1,250,557	n/a	$418,807	n/a	$143,771	$4,257,797

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Pay Versus Performance

(4)	For fiscal years 2022 and 2023, the calculation of the average compensation of non-PEO Named Executive Officers includes compensation information for Messrs. Corales, Yang, and Millican. For fiscal years 2021 and 2020, the calculation of the average compensation of non-PEO Named Executive Officers includes compensation information for Messrs. Stavros, Yang, and Millican. From the Average Summary Compensation Table Total amounts reported in the preceding column, the following average amounts were deducted and added for such individuals in the relevant years as indicated below:

	Deducted:	Added:	Added:	Added:	Added:	Subtracted:	Added:
Fair
Value of
			Change in	Covered
			Fair Value	Year	Change in	Fair Value of	Dollar Value of
			(from End of	Stock	Fair Value	Prior Years'	any Dividends
		Fair Value	Prior Fiscal	Awards	(from End of	Stock Awards	Paid on
		of Covered	Year) of	that	Prior Year)	that Failed to	Unvested Stock
		Year Stock	Prior Years’	Vested	of Prior	Meet	Awards during
		Awards	Stock	during	Years’ Stock	Applicable	Covered Year
		Outstanding	Awards	the	Awards that	Vesting	Not Otherwise
	Aggregate Grant	and	Outstanding	Covered	Vested	Conditions	Included in
	Date Fair Value	Unvested as	and Unvested	Year as	during	during the	Total
	of Stock Awards	of End of	as of End of	of the	Covered	Covered Year	Compensation	TOTAL
	Granted During	Covered	Covered	Vesting	Year as of the	at End of	for the	CAP EQUITY
Year	the Covered Year	Year	Year	Date	Vesting Date	Covered Year	Covered Year	VALUE
2023	$1,296,891	$1,039,196	$(209,568)	n/a	$(61,394)	n/a	$101,202	$869,436
2022	$853,057	$1,043,259	$509,488	n/a	$191,498	n/a	$62,069	$1,806,314
2021	$1,443,129	$2,917,453	$2,838,801	n/a	$1,406,855	n/a	$16,539	$7,179,648
2020	$997,365	$1,064,297	$(1,317,289)	n/a	$(458,110)	n/a	n/a	$(711,102)

(5)	Assumes an investment of $100 was made in the Company's Class A Common Stock on December 31, 2019, and measures cumulative total stockholder return (including the reinvestment of dividends) from that date through and including December 31 of the specified year.
(6)	Assumes an investment of $100 was made in the S&P Oil & Gas Exploration and Production ETF on December 31, 2019, and measures cumulative total stockholder return (including the reinvestment of dividends) from that date through and including December 31 of the specified year.
(7)	Reflects the Company’s net income reflected in the Company’s audited GAAP financial statements for each specified fiscal year.
(8)	Reflects the Company’s operating margin for each specified fiscal year. Please refer to “Compensation Discussion and Analysis—2023 Compensation Decisions—Annual Incentive Program” for information regarding how we calculate operating margin. In determining operating margin for purposes of (a) our 2020 Bonus Program and as reported in the table above, the Compensation Committee excluded approximately $1.38 billion related to impairment of oil and natural gas properties; and (b) our 2023 Bonus Program and as reported in the table above, the Compensation Committee excluded approximately $15.7 million related to a proved property impairment related to a natural gas property located in St. Martin Parish, Louisiana. No exclusions were made for 2021 or 2022.

Relationship Between Compensation Actually Paid to PEO 1 and Performance Measures in PvP Table

Our former Chairman, President and Chief Executive Officer, Mr. Chazen (PEO 1 in the table above), invested a portion of his personal net worth in shares of our Class A Common Stock, both prior to and in connection with the completion of our Business Combination, and he continued to make periodic investments in our stock during his tenure. Mr. Chazen also agreed to receive base salary amounts from the Company well below the market median for his position and to not participate in our annual cash incentive and long term equity-based compensation programs. Due to his substantial holdings in our Class A Common Stock, the Compensation Committee believes he was appropriately aligned with stockholder interests and motivated to drive successful performance outcomes for our Company. As of September 20, 2022, when his service as Chairman, President and Chief Executive Officer ended, Mr. Chazen held approximately 3.75 percent of our Class A Common Stock. For these reasons, no amount of the compensation actually paid to Mr. Chazen in 2022 and prior years was designed to be linked to Company performance, and there is no relationship between his compensation and the performance measures set forth in the table above.

Magnolia Oil & Gas	58	2024 Proxy Statement

Pay Versus Performance

Compensation Actually Paid and Company Cumulative TSR; Comparison of Company Cumulative TSR and Peer Group Cumulative TSR

As stated below under “—Tabular List of Performance Measures,” relative total stockholder return is one of the most important performance measures we used to determine compensation actually paid in 2023, although the peer group used to calculate relative TSR for purposes of our PSU awards is different than the industry index included for purposes of the table above. Please see “Compensation Discussion and Analysis—2023 Compensation Decisions—Long Term Equity-Based Compensation” for the description of how we use relative TSR in our executive compensation program.

Compensation Actually Paid and Company Net Income

SEC rules require the comparison of compensation actually paid to net income. Due to the impacts of recorded oil and natural gas property impairments in 2020 and 2023 on our financial results, we do not believe that reported net income is necessarily reflective of our financial performance in any given period. Further, the Company does not use net income to determine compensation or incentive plan payouts.

Magnolia Oil & Gas	59	2024 Proxy Statement

Pay Versus Performance

Compensation Actually Paid and Company Operating Margin

(1)	Excludes (a) for 2020, approximately $1.38 billion related to impairment of oil and natural gas properties; and (b) for 2023, approximately $15.7 million related to a proved property impairment related to a natural gas property located in St. Martin Parish, Louisiana. No exclusions were made for 2021 or 2022.

The Company chose operating margin as its Company Selected Measure for purposes of these disclosures, as operating margin has comprised a substantial portion of the potential bonus amounts that may be earned by the Named Executive Officers under our annual short term incentive program for fiscal years 2023, 2022, 2021 and 2020. Specifically:

				Bonus Amount Attributable
	Weighting of Operating		Operating Margin	to Operating Margin Earned
Year	Margin Component	Goal	Results (1)	and Funded
2023	40%	30% (minimum) and 50% (maximum)	45%	83%
2022	50%	30% (minimum) and 50% (maximum)	63%	100%
2021	50%	25% (minimum) and 50% (maximum)	56%	100%
2020	30%	20% (minimum) and 50% (maximum)	(-102%)	0%
(1)	Excludes (a) for 2020, approximately $1.38 billion related to impairment of oil and natural gas properties; and (b) for 2023, approximately $15.7 million related to a proved property impairment related to a natural gas property located in St. Martin Parish, Louisiana. No exclusions were made for 2021 or 2022.

Magnolia believes this metric is an important indicator of the Company’s overall financial performance and its goal of generating capital efficiency and returns to align with stockholder interests and our communicated strategic priorities. Please refer to our “Compensation Discussion and Analysis—2023 Compensation Decisions—Annual Incentive Program” for a further description of how we use operating margin in our executive compensation program.

Magnolia Oil & Gas	60	2024 Proxy Statement

Pay Versus Performance

Tabular List of Performance Measures

In the Company’s assessment, the financial performance measures set forth in the table below represent the most important financial performance measures used by the Company for 2023 to link compensation actually paid to the Company’s Named Executive Officers to Company performance. Please refer to the “Compensation Discussion and Analysis” for additional information.

Most Important Performance Measures to Determine 2023 Compensation Actually Paid
Operating Margin
Free Cash Flow Percentage
Relative Total Stockholder Return

The forgoing “Pay Versus Performance” disclosures should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this “Pay Versus Performance” section by reference therein.

Magnolia Oil & Gas	61	2024 Proxy Statement

Equity Compensation Plan Information

The table below provides information relating to our equity compensation plans as of December 31, 2023. Our only equity compensation plan is the Long Term Incentive Plan, which was originally approved by our stockholders on July 17, 2018. Stockholders subsequently approved an amendment to the Long Term Incentive Plan at our 2021 Annual Meeting of Stockholders, which increased the number of shares of our Class A Common Stock reserved for issuance thereunder from 11,800,000 to 16,800,000 shares.

Number of Securities
Remaining Available for
	Number of Securities to be		Future Issuance Under Equity
	Issued Upon Exercise of	Weighted-Average Exercise	Compensation Plans
	Outstanding Options,	Price of Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in First Column)
Plan Category	(#)(1)	($)(2)	(#)

Equity compensation plans approved by security holders	2,367,510	n/a	11,412,901
Equity compensation plans not approved by security holders	n/a	n/a	n/a
TOTAL	2,367,510	n/a	11,412,901
(1)	Of the 2,367,510 shares of Class A Common Stock shown in the table above as securities to be issued upon exercise of outstanding options, warrants and rights, 1,074,886 were subject to RSUs (including all RSUs held in the non-employee director nonqualified deferred compensation plan as of December 31, 2023), 349,050 were subject to PSUs (measured at the maximum performance level of 150 percent of target), and 943,574 were subject to PRSUs (measured at target level).
(2)	We have not granted any options under the Long Term Incentive Plan. RSU, PSU and PRSU awards outstanding as of December 31, 2023 are not subject to exercise and do not have an exercise price.

Magnolia Oil & Gas	62	2024 Proxy Statement

Proposal 2: Advisory Vote on Executive Compensation

PROPOSAL 2 — Advisory Vote on Executive Compensation

As required by Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an advisory vote to approve the compensation of our Named Executive Officers as disclosed in this proxy statement.

THE BOARD RECOMMENDS THAT THE CLASS A AND CLASS B STOCKHOLDERS, VOTING AS A SINGLE CLASS, VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.

Advisory Say-on-Pay Vote

We believe Magnolia’s long term success depends in large measure on the talents of our officers and other employees. Our compensation system plays a significant role in our ability to attract, retain, and motivate the highest quality individuals. We further believe the compensation provided to our Named Executive Officers for 2023 appropriately links executive compensation to performance, aligning the interests of our executive officers and those of our stockholders. We encourage our stockholders to read the “Compensation Discussion and Analysis,” which describes the details of our executive compensation program and the decisions made by the Compensation Committee in 2023.

We value the feedback provided by our stockholders. We have discussions with many of our stockholders on an ongoing basis regarding various corporate governance topics, including executive compensation, and consider the views of stockholders regarding the design and effectiveness of our executive compensation program.

We ask that you cast your vote to endorse Magnolia’s executive compensation program through the following resolution:

“RESOLVED, that the compensation paid to Magnolia’s Named Executive Officers, as disclosed in the 2024 proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The above say-on-pay vote is being provided pursuant to SEC regulations. Based upon the outcome of our 2019 say-on-pay frequency vote, we will hold an annual advisory say-on-pay vote at our annual stockholder meeting each year until the next say-on-pay frequency vote, which, in accordance with applicable law, will occur no later than our Annual Meeting of Stockholders in 2025. While this annual advisory say-on-pay vote does not bind the Company, the Board, or the Compensation Committee to any particular action, we value the input of the stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

Vote Required and Board Recommendation

Approval of this Proposal requires the affirmative vote of a majority of the votes cast by holders of outstanding shares of Class A Common Stock and Class B Common Stock present in person or represented by proxy and entitled to vote thereon at the Annual Meeting, voting as a single class. An abstention from voting will have no effect on the outcome of the vote on this Proposal. Broker non-votes also have no effect on the outcome.

THE BOARD RECOMMENDS THAT THE CLASS A AND CLASS B STOCKHOLDERS, VOTING AS A SINGLE CLASS, VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.

Magnolia Oil & Gas	63	2024 Proxy Statement

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

PROPOSAL 3 — Ratification of Appointment of Independent Registered Public Accounting Firm	We are asking our stockholders to ratify the Audit Committee’s selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the 2024 fiscal year.
THE BOARD RECOMMENDS THAT THE CLASS A AND CLASS B STOCKHOLDERS, VOTING AS A SINGLE CLASS, VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.

The Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm. The Audit Committee has appointed KPMG, which has been our independent audit firm since February 2017, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

The Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting, although the Audit Committee is not bound by the outcome of this vote. If the stockholders do not ratify the selection of KPMG as our independent registered public accounting firm for the 2024 fiscal year, our Audit Committee intends to reconsider the selection of KPMG as our independent registered public accounting firm going forward. A representative of KPMG is expected to be present at the virtual Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions from stockholders.

Audit Fees and Services

The following is a summary of fees for professional services provided by our independent registered public accounting firm for the years ended December 31, 2023 and December 31, 2022:

	For the Period	For the Period
	from January 1, 2023	from January 1, 2022
	to December 31, 2023	to December 31, 2022
Audit Fees (1)	$1,439,972	$1,833,500
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total	$1,439,972	$1,833,500
(1)	Audit Fees. Audit fees consist of the aggregate fees billed for professional services rendered for the audit of our year-end consolidated financial statements, for the review of financial statements included in our quarterly reports on Form 10-Q, and for services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings.
(2)	Audit-Related Fees. Audit-related fees consist of the aggregate fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end consolidated financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

Magnolia Oil & Gas	64	2024 Proxy Statement

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

(3)	Tax Fees. Tax fees consist of the aggregate fees billed for professional services relating to tax compliance, tax planning, and tax advice.
(4)	All Other Fees. All other fees consist of the aggregate fees billed for all other products and services provided by our independent registered public accounting firm including permitted due diligence services related to a potential business combination.

Policy on Board Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditors

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee shall review and, in its sole discretion, pre-approve all audit and permitted non-audit services to be provided by the independent auditors as provided under the Audit Committee charter. The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. The Audit Committee approved or pre-approved all such services for Magnolia by our independent registered accounting firm in 2022 and 2023.

Vote Required and Board Recommendation

Approval of this Proposal requires the affirmative vote of a majority of the votes cast by holders of outstanding shares of Class A Common Stock and Class B Common Stock present in person or represented by proxy and entitled to vote thereon at the Annual Meeting, voting as a single class. An abstention from voting and broker non-votes will have no effect on the outcome of the vote on this Proposal. Brokers may exercise discretionary authority in the absence of timely instructions from their customers to vote on this Proposal and therefore broker non-votes are not expected to exist for this Proposal.

THE BOARD RECOMMENDS THAT THE CLASS A AND CLASS B STOCKHOLDERS, VOTING AS A SINGLE CLASS, VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.

Magnolia Oil & Gas	65	2024 Proxy Statement

Audit Committee Report

The information contained in this Audit Committee Report and references in this proxy statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

Our Audit Committee has reviewed and discussed our audited financial statements with management and has discussed with our independent registered public accounting firm, KPMG, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). Additionally, our Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, our Audit Committee recommended to the Board that the audited financial statements be included in our 2023 Form 10-K.

Submitted by:

Audit Committee of the Board of Directors

James R. Larson, chair

Angela M. Busch

David M. Khani

Dan F. Smith

Magnolia Oil & Gas	66	2024 Proxy Statement

Other Information

Other Business

Our management does not know of any other matters to come before the Annual Meeting, and our Board does not intend to present any other items of business other than those stated in the Notice of 2024 Annual Meeting of Stockholders located at the beginning of this proxy statement. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

Director Nominees and Other Stockholder Proposals for the 2025 Annual Meeting

All director nominations and stockholder proposals for consideration at the 2025 Annual Meeting of Stockholders must be submitted in writing to our Corporate Secretary at our principal executive offices at Nine Greenway Plaza, Suite 1300, Houston, Texas 77046. Timing and other requirements are summarized below, and additional detail can be found in our Bylaws and/or certain rules adopted by the SEC, as applicable.

Stockholder Proposals for Inclusion in the Proxy Statement

If you wish to present a proposal to be considered for inclusion in our proxy materials for our 2025 Annual Meeting of Stockholders, we must receive your proposal no later than November 21, 2024 (the 120th day prior to the anniversary of the date we released materials for the 2024 Annual Meeting to stockholders). Proposals submitted for inclusion in our proxy materials must comply with Rule 14a-8 under the Exchange Act.

Director Nominees and Other Business Not for Inclusion in our Proxy Statement (Advance Notice Bylaws)

Under our Bylaws, and as SEC regulations permit, you must follow certain notice and other procedures to nominate a person for election as a director or to introduce an item of business at a meeting of our stockholders.

For our 2025 Annual Meeting of Stockholders, we must receive such notice no earlier than the close of business on January 7, 2025 and no later than the close of business on February 6, 2025. If circumstances change and we hold the 2025 Annual Meeting of Stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2024 Annual Meeting, which we do not currently expect, any notice must be received no earlier than the close of business on the 120th day before the meeting and no later than the later of (i) the close of business on the 90th day before the meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of the Annual Meeting of Stockholders was first made. If we hold a special meeting, we must receive the notice no later than the close of business on the 10th day following the day on which public announcement of the date of the meeting is first made.

The notice is required to contain certain information set forth in our Bylaws about the nominee or the proposed business, as applicable, and the stockholder making the nomination or proposal. We will disregard any nomination or proposal that does not comply with these requirements.

Universal Proxy Rules for Director Nominations

In addition to satisfying the requirements of our Bylaws described above, stockholders who intend to solicit proxies in support of director nominees other than Magnolia’s nominees must provide notice that sets forth the information required by and otherwise comply with the universal proxy rules pursuant to Rule 14a-19 under the Exchange Act. Such notice must be submitted within the time period (described above) required by, and otherwise comply with, our advance notice Bylaw provisions.

Householding

Stockholders residing in the same household who hold their stock through a broker, bank, or other nominee may receive only a single set of proxy materials in accordance with a notice sent earlier by their broker, bank, or other nominee. This practice will continue unless instructions to the contrary are received by us or by your broker, bank, or other nominee from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to any such stockholder upon receipt of a written or oral request directed to our Corporate Secretary at the address of our principal executive offices set forth above, or by calling (713) 842-9050. If your household is receiving multiple copies of the proxy materials and you hold your stock through a broker, bank, or other nominee, you may also request that only a single set of materials be sent by following the instructions sent by your broker, bank, or other nominee.

Magnolia Oil & Gas	67	2024 Proxy Statement

Questions and Answers About the Annual Meeting

Why did I receive these proxy materials or the Notice?

We sent you the proxy materials, including this proxy statement, the proxy card and our 2023 Form 10-K, or the Notice of Internet Availability of Proxy Materials for the 2024 Annual Meeting (the “Notice”), because we are holding our Annual Meeting and the Board is asking for your proxy to vote your shares of Common Stock at the Annual Meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote.

Certain of our stockholders will receive a Notice and will not receive paper copies of the proxy materials unless they request them. The Notice will provide stockholders with notice of the Annual Meeting and with instructions regarding how stockholders can access and review all of the proxy materials over the Internet. The Notice also provides instructions as to how you may submit your proxy electronically over the Internet. You cannot vote by marking the Notice and returning it. If you received the Notice and you would instead prefer to receive a paper or electronic copy of the proxy materials, you should follow the instructions for requesting such materials that are provided in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

Who is entitled to vote at the Annual Meeting?

You can vote your shares of Common Stock if our records show that you were the owner of the shares as of the close of business on March 8, 2024, the Record Date for determining the stockholders who are entitled to vote at the Annual Meeting. As of the Record Date, there were a total of 182,423,389 shares of Class A Common Stock and 21,826,805 shares of Class B Common Stock outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Our stockholders are entitled to one vote at the Annual Meeting for each share of Class A Common Stock or Class B Common Stock held of record as of the Record Date.

How do I attend and participate in the virtual Annual Meeting?

Our virtual Annual Meeting will be conducted on the Internet via live webcast at www.virtualshareholdermeeting.com/MGY2024. By logging into the webcast, you will be able to “attend” and listen to the meeting from any location, ask questions pertaining to the business of the Annual Meeting, and vote your shares electronically on all Proposals to be considered at the Annual Meeting. You will not be able to attend the Annual Meeting physically in person.

To participate in the virtual Annual Meeting, you will need the 16-digit control number included on your proxy card, your voting instruction form, or the Notice previously mailed or made available to stockholders entitled to vote at the Annual Meeting. If you are a beneficial owner of shares held in street name, you will first be required to obtain a legal proxy from your broker, bank, or other nominee to vote at the virtual Annual Meeting. Please refer to “What is the difference between a stockholder of record and a beneficial owner of shares held in “street name”?” below for additional information about obtaining a legal proxy.

The virtual Annual Meeting will begin promptly at 8:00 a.m. Central Time on Tuesday, May 7, 2024. We encourage you to log into the Annual Meeting prior to the start time. Online access and check-in will begin at 7:45 a.m. Central Time.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Beginning 24 hours after the end of the Annual Meeting, www.virtualshareholdermeeting.com will provide a playback of the meeting, available for one year.

What if I have questions pertaining to the business of the Annual Meeting?

If you have a question pertaining to the business of the Annual Meeting, you must submit it in advance of the meeting. Advance questions may be submitted beginning approximately two weeks prior to the Annual Meeting until 10:59 p.m. Central Time on Monday, May 6, 2024, by visiting www.proxyvote.com. You should have your proxy card, voter instruction form, or Notice in hand when you access the website and follow the instructions to submit your question.

Each stockholder will be limited to no more than two questions. Timely-received questions pertinent to the business of the Annual Meeting will be read aloud and answered during the virtual Annual Meeting, subject to time constraints. All timely-received, appropriate questions, including any such questions that are not addressed at the meeting due to time

Magnolia Oil & Gas	68	2024 Proxy Statement

Questions and Answers About the Annual Meeting

constraints, will be posted, along with our responses, in the Investors section of our website as soon as practicable after the conclusion of the Annual Meeting. Questions on similar topics may be combined and answered together. We reserve the right to edit or reject questions we deem inappropriate.

What should I do if I have technical difficulties when trying to access the virtual Annual Meeting?

Technical support will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/MGY2024, beginning at 7:45 a.m. Central Time on May 7, 2024, through the conclusion of the Annual Meeting.

How many votes must be present to hold the Annual Meeting?

A quorum of stockholders is necessary to hold a valid meeting. For purposes of all Proposals, holders representing a majority of the voting power of Class A Common Stock and Class B Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum. Abstentions will count as present for the purpose of establishing a quorum. In addition, broker non-votes (described below) will be considered present for quorum purposes.

How do I vote?

If you were a holder of record of Common Stock on the Record Date, you may vote your shares electronically with respect to the Proposals at the virtual Annual Meeting, or you may vote in advance using any of the following methods:

Internet	Phone	Mail

Go to www.proxyvote.com: You can use the Internet 24 hours a day to transmit your voting instructions. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the website and follow the instructions.

Call 1-800-690-6903: You can use any touchtone telephone. Have your proxy card in hand when you call and follow the instructions.

If you received a printed copy of the proxy materials, you may submit your vote by completing, signing, and dating your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

Voting by using any of the methods above enables you to appoint Christopher G. Stavros, our President and Chief Executive Officer, Timothy D. Yang, our Executive Vice President, General Counsel, Corporate Secretary and Land, and Brian M. Corales, our Senior Vice President and Chief Financial Officer, each as your representative at the Annual Meeting, and to authorize them to vote your shares during the Annual Meeting in accordance with your instructions. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the virtual Annual Meeting, it is strongly recommended that you vote in advance of the Annual Meeting using one of the methods above in case your plans change. If a Proposal comes up for vote during the Annual Meeting that is not currently contemplated, the representatives you have appointed as proxies will vote your shares, under your proxy, according to their best judgment.

If you hold your shares in “street name,” you should follow the instructions provided by your broker, bank, or other nominee to ensure that votes related to the shares you beneficially own are properly counted.

What is the difference between a stockholder of record and a beneficial owner of shares held in “street name”?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.

Beneficial Owner of Shares Held in “Street Name.” If your shares are held in an account at a broker, bank, broker-dealer, custodian, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting during the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account, but you must follow the instructions that organization has provided to you in order to do so or to vote at or attend the Annual Meeting. Those instructions are contained in a “voter instruction form” provided to you. If you hold shares through a broker, bank, or other nominee and wish to be able to vote your shares electronically at the Annual Meeting, you must first obtain a “legal proxy” from your broker, bank, or other nominee.

Magnolia Oil & Gas	69	2024 Proxy Statement

Questions and Answers About the Annual Meeting

What is a broker non-vote?

Under the rules that govern brokers who are voting with respect to shares that are held in “street name,” brokers have the discretion to vote such shares without voting instructions from the beneficial owner of the shares only on routine matters, such as the ratification of the appointment of our independent registered public accounting firm, and not on non-routine matters, such as the election of directors or the advisory proposal on executive compensation. If you are a beneficial owner of Common Stock and do not provide voting instructions to your broker, bank, or other nominee, your shares will not be voted on any non-routine proposal since the broker, bank, or other nominee does not have discretionary authority to vote. This results in a “broker non-vote” on that proposal.

Why would the Annual Meeting be adjourned or postponed?

The Board intends to adjourn and postpone the Annual Meeting if, as of May 7, 2024, the number of shares of Common Stock present at the Annual Meeting, in person or represented by proxy, is insufficient to either constitute a quorum or approve any of the Proposals described in this proxy statement to be submitted to stockholders for consideration.

May I revoke my proxy or change my vote after I have voted?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

◾	Providing written notice of revocation to the Corporate Secretary at Magnolia Oil & Gas Corporation, Nine Greenway Plaza, Suite 1300, Houston, Texas 77046 that is received no later than 5:00 p.m. Central Time on May 6, 2024, the day before the Annual Meeting;
◾	Delivering a valid, later-dated proxy or a later-dated vote over the Internet or by telephone, in each case, no later than 10:59 p.m. Central Time on May 6, 2024, the day before the Annual Meeting; or
◾	Attending the virtual Annual Meeting and voting your shares electronically during the meeting, which will automatically cancel any proxy previously given.

Please note that your attendance at the virtual Annual Meeting alone will not cause your previously granted proxy to be revoked unless you actually vote your shares electronically during the Annual Meeting. If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy before the vote is taken. Please also note that if your shares of Common Stock are held of record by a broker, bank, or other nominee, you must instruct your broker, bank, or other nominee that you wish to change your vote by following the procedures on the materials provided to you by the broker, bank, or other nominee.

Will my shares be voted if I do not provide my proxy or if I do not indicate how to vote my proxy?

Your shares of Common Stock may be voted on routine matters if they are held in “street name” even if you do not provide the broker, bank, or other nominee with voting instructions. See “What is a broker non-vote?” above.

If you are a stockholder of record, you may return a signed proxy card without indicating your vote on any matter, in which case the designated proxies will vote FOR each director nominee, FOR approval on an advisory basis of our Named Executive Officer compensation, and FOR ratification of the appointment of KPMG as our independent registered public accounting firm. If you are a stockholder of record and you do not provide a signed proxy card, vote electronically over the Internet or vote by telephone, your shares will not be voted.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will count the votes and will serve as the independent inspector of election.

Who bears the costs of soliciting proxies?

We do. The Company has engaged Innisfree M&A Incorporated (“Innisfree”) to assist in the solicitation of proxies for the Annual Meeting and has agreed to pay Innisfree a fee of $12,500. In addition, the Company will reimburse, or advance funds to, Innisfree for reasonable out-of-pocket expenses incurred in connection with Innisfree’s services and will indemnify Innisfree and its affiliates against certain claims, liabilities, losses, damages, and expenses. The Company also reimburses brokers, banks, and other nominees and fiduciaries representing beneficial owners of shares of Common Stock for their expenses in forwarding soliciting materials to such beneficial owners and in obtaining voting instructions from those owners. In addition, some of our employees or agents may contact you by telephone, by mail, or in person regarding the Annual Meeting proposals. None of our employees will receive any extra compensation for providing those services. Other proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

Magnolia Oil & Gas	70	2024 Proxy Statement

Questions and Answers About the Annual Meeting

How can I obtain additional information about the Company?

A copy of the Company’s 2023 Form 10-K, which contains audited consolidated financial statements for the 2023 fiscal year, has been posted on the Internet along with this proxy statement, and these materials are available at www.proxyvote.com. Stockholders may also obtain a copy of our 2023 Form 10-K (without exhibits), at no charge, by writing to our Investor Relations department at Nine Greenway Plaza, Suite 1300, Houston, Texas 77046, or tfitter@mgyoil.com, or by calling (713) 842-9055.

We also furnish or file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants, including the Company, that file with the SEC. The SEC’s website address is www.sec.gov. In addition, we make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K available free of charge on our website, at www.magnoliaoilgas.com, under the Investors tab as soon as reasonably practicable after they are filed or furnished with the SEC. Information on our website is not incorporated into this proxy statement or any of the Company’s other filings with the SEC. Our Class A Common Stock is listed and traded on the NYSE under the symbol “MGY.”

If you have any questions or need assistance voting your shares, you may contact Innisfree at 501 Madison Avenue, 20th Floor, New York, New York 10022.

Magnolia Oil & Gas	71	2024 Proxy Statement

Annex A: Non-GAAP Financial Measures

“Free cash flow” is a measure of financial performance that is not recognized by accounting principles generally accepted in the United States (“GAAP”). This measure may not be viewed as a substitute for results determined in accordance with GAAP and is not necessarily comparable to non-GAAP performance measures that may be reported by other companies.

Reconciliation of net cash provided by operating activities to free cash flow

Free cash flow is a non-GAAP financial measure. Free cash flow is defined as cash flows from operations before net change in operating assets and liabilities less additions to oil and natural gas properties and changes in working capital associated with additions to oil and natural gas properties. Management believes free cash flow is useful for investors and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund drilling and completion activities, fund acquisitions, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies and is frequently included in published research when providing investment recommendations. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

The following table presents a reconciliation of net cash provided by operating activities to free cash flow, our most directly comparable financial measure calculated and presented in accordance with GAAP:

For the
Year Ended
(In thousands)	December 31, 2023
Net cash provided by operating activities	$855,789
Add back: net change in operating assets and liabilities	15,842
Cash flows from operations before net change in operating assets and liabilities	871,631
Additions to oil and natural gas properties	(424,890)
Changes in working capital associated with additions to oil and natural gas properties	(33,793)
Free cash flow	$412,948

Magnolia Oil & Gas	72	2024 Proxy Statement

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V33652-P04967 For Withhold For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! MAGNOLIA OIL & GAS CORPORATION NINE GREENWAY PLAZA, SUITE 1300 HOUSTON, TX 77046 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions up until 10:59 p.m. Central Time on May 6, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MGY2024 You may attend via the Internet and vote during the virtual meeting being held at 8:00 a.m. Central Time on May 7, 2024. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. Central Time on May 6, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so it is received no later than May 6, 2024. SCAN TO VIEW MATERIALS & VOTEw MAGNOLIA OIL & GAS CORPORATION 2. Approval of the advisory, non-binding resolution regarding the compensation of our named executive officers for 2023 ("say-on-pay vote") 3. Ratification of appointment of KPMG LLP as our independent registered public accounting firm for the 2024 fiscal year 1a. Christopher G. Stavros 1f. James R. Larson 1g. Shandell M. Szabo 1b. Dan F. Smith 1c. Arcilia C. Acosta 1d. Edward P. Djerejian 1e. David M. Khani 1h. John B. Walker 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR each of the nominees listed in the following proposal: Each proposal below is proposed by Magnolia Oil & Gas Corporation and is not conditioned on the approval of any other proposal. The Board of Directors recommends you vote FOR the following proposals: Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ! !

V33653-P04967 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Internet Availability of Proxy Materials, the Proxy Statement and our 2023 Annual Report and Form 10-K are available at www.proxyvote.com. MAGNOLIA OIL & GAS CORPORATION Annual Meeting of Stockholders May 7, 2024 8:00 a.m. Central Time This proxy is solicited by the Board of Directors The undersigned stockholder of Magnolia Oil & Gas Corporation (herein, the "Company") hereby makes, constitutes, and appoints Christopher G. Stavros, Timothy D. Yang, and Brian M. Corales, and each of them, as lawful attorneys-in-fact and proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of the Company's Class A Common Stock and/or Class B Common Stock that the undersigned is entitled to vote at the Company's 2024 Annual Meeting of Stockholders to be held at 8:00 a.m. Central Time on May 7, 2024, via live webcast at www.virtualshareholdermeeting.com/MGY2024, and any adjournment or postponement thereof (the "Annual Meeting"). This proxy card, when properly executed and submitted by mail, will be voted in the manner directed herein by the undersigned. If no such direction is made but the card is signed, this proxy will be voted, in accordance with the Board of Directors' recommendations, "FOR" the election of all director nominees under Proposal 1, "FOR" Proposal 2 and Proposal 3, and in the discretion of the proxy holders with respect to such other business as may properly come before the Annual Meeting. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney, other than the revocation, in accordance with the Delaware General Corporation Law and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto at the Annual Meeting. Continued and to be marked, dated and signed on reverse side